The Next Horizon

DIGITAL REALTY

3Q 15

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc.
Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

Table of Contents	Financial Supplement
Third Quarter 2015

Corporate information	Financial Supplement
Third Quarter 2015

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and manages technology-related real estate. The Company is focused on providing data center and colocation solutions for domestic and international tenants across a variety of industry verticals ranging from financial services, cloud and information technology services, to manufacturing, energy, healthcare, and consumer products. As of September 30, 2015, the Company's 132 properties, including 14 properties held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center tenants. Digital Realty's portfolio is comprised of approximately 21.9 million square feet, excluding approximately 1.4 million square feet of space under active development and 1.3 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the Company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Scott E. Peterson: Chief Investment Officer
Jarrett Appleby: Chief Operating Officer
Michael Henry: Chief Information Officer
Chris Sharp: Chief Technology Officer
Matthew Miszewski: Senior Vice President, Sales & Marketing

Investor Relations
To request an Investor Relations package or to be added to our e-mail distribution list, please visit our website:
www.digitalrealty.com     (Proceed to Information Request in the Investor Relations section)

Analyst Coverage

Baird	Barclays Capital	Burke & Quick	Canaccord Genuity	Citigroup
David Rodgers	Ross Smotrich	Frederick W. Moran	Greg Miller	Michael Bilerman
(216) 737-7341	(212) 526-2306	(561) 504-0936	(212) 389-8128	(212) 816-1383

Stephen Dye	Dan Occhionero		Matthew Kahn	Emmanuel Korchman
(312) 609-5480	(212) 526-7164		(212) 389-8129	(212) 816-1382

Cowen	Deutsche Bank	Evercore ISI	Green Street	Jefferies
Colby Synesael	Vincent Chao	Jonathan Schildkraut	John Bejjani	Omotayo Okusanya
(646) 562-1355	(212) 250-6799	(212) 497-0864	(949) 640-8780	(212) 336-7076

Jonathan Charbonneau	Michael Husseini	Robert Gutman	Katherine Corwith	Jonathan Petersen
(646) 562-1356	(212) 250-7703	(212) 497-0877	(949) 640-8780	(212) 284-1705

KeyBanc	Macquarie	Morgan Stanley	Raymond James	RBC Capital Markets
Jordan Sadler	Kevin Smithen	Vance Edelson	Paul D. Puryear	Jonathan Atkin
(917) 368-2280	(212) 231-0695	(212) 761-0078	(727) 567-2253	(415) 633-8589

Austin Wurschmidt	Will Clayton		William A. Crow	Michael Carroll
(917) 368-2311	(212) 231-1957		(727) 567-2594	(440) 715-2649

Stifel	UBS
Matthew Heinz	Ross Nussbaum
(443) 224-1382	(212) 713-2484

Trent Trujillo
(212) 713-2384

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Corporate Information (Continued)	Financial Supplement
Third Quarter 2015

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series E Preferred Stock:	DLRPRE
Series F Preferred Stock:	DLRPRF
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH
Series I Preferred Stock:	DLRPRI

Note that symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14
High price (1)	$69.83	$69.12	$75.39	$70.92	$67.75
Low price (1)	$60.66	$62.76	$63.30	$62.19	$57.64
Closing price, end of quarter (1)	$65.32	$66.68	$65.96	$66.30	$62.38
Average daily trading volume (1)	1,365,945	904,995	1,128,089	1,050,258	1,130,023
Indicated dividend per common share (2)	$3.40	$3.40	$3.40	$3.32	$3.32
Closing annual dividend yield, end of quarter	5.2%	5.1%	5.2%	5.0%	5.3%
Shares and units outstanding, end of quarter (3) (4)	138,679,297	138,763,472	138,718,379	138,639,916	138,627,370
Closing market value of shares and units outstanding (5)	$9,058,532	$9,252,748	$9,149,864	$9,191,826	$8,647,575

(1)	New York Stock Exchange trades only.

(2)	On an annualized basis.

(3)
As of September 30, 2015, the total number of shares and units includes 135,843,684 shares of common stock, 1,421,314 common units held by third parties and 1,414,299 common units, vested and unvested long-term incentive units and vested class C units held by officers and directors, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions.

(4)
On October 8, 2015, Digital Realty settled its forward equity sale transactions with each of its forward counterparties, delivering an aggregate of 10.5 million shares of common stock and receiving net proceeds of approximately $674.1 million.

(5)	Dollars in thousands as of the end of the quarter.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of September 30, 2015	Third Quarter 2015

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	135,843,684	98.0%
Cambay Tele.com, LLC (3)	1,421,314	1.0%
Directors, Executive Officers and Others	1,414,299	1.0%
Total	138,679,297	100.0%

(1)
Reflects limited partnership interests held by our directors, officers and others in the form of common units, vested and unvested long-term incentive units and vested class C units and excludes all unexercised common stock options.

(2)
The total number of units includes 135,843,684 general partnership common units, 1,421,314 common units held by third parties and 1,414,299 common units, vested and unvested long-term incentive units and vested class C units held by directors, officers and others, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions. On October 8, 2015, Digital Realty Trust, Inc. settled its forward equity sale transactions with each of its forward counterparties, delivering an aggregate of 10.5 million shares of common stock and receiving net proceeds of approximately $674.1 million. In connection with the forward equity settlement and the closing of the acquisition of Telx Holdings, Inc. (the "Telx Acquisition"), the operating partnership issued 10.5 million common units to Digital Realty Trust, Inc., which amount is not reflected in the total reported here. On October 9, 2015, Digital Realty completed the Telx Acquisition. The information contained herein does not reflect the effects of the Telx Acquisition.

(3)
This third-party contributor received the common units (along with cash and our operating partnership's assumption of debt) in exchange for their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities. Includes 397,413 common units held by the members of Cambay Tele.com, LLC.

Key Quarterly Financial Data	Financial Supplement
Unaudited and dollars in thousands, except per share data	Third Quarter 2015

Shares and Units at End of Quarter	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14
Common shares outstanding	135,843,684	135,832,492	135,793,668	135,626,255	135,503,184
Common units outstanding	2,835,613	2,930,980	2,924,711	3,013,661	3,124,186
Total Shares and Partnership Units	138,679,297	138,763,472	138,718,379	138,639,916	138,627,370

Enterprise Value
Market value of common equity (1)	$9,058,532	$9,252,748	$9,149,864	$9,191,826	$8,647,575
Liquidation value of preferred equity	1,335,000	1,085,000	1,085,000	1,085,000	1,085,000
Total debt at balance sheet carrying value	4,748,579	4,968,826	4,817,911	4,673,127	4,739,729
Total Enterprise Value	$15,142,111	$15,306,574	$15,052,775	$14,949,953	$14,472,304
Total debt / total enterprise value	31.4%	32.5%	32.0%	31.3%	32.8%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$10,280,897	$10,244,536	$10,120,966	$10,077,342	$10,331,214
Total Assets	9,501,013	9,586,009	9,408,426	9,526,784	9,722,007
Total Liabilities	5,465,362	5,695,816	5,550,565	5,612,546	5,618,447

Selected Operating Data
Total operating revenues	$435,989	$420,295	$406,609	$412,216	$412,186
Total operating expenses (2)	333,453	312,890	300,325	308,403	318,779
Interest expense	48,138	46,114	45,466	46,396	48,169
Net income (loss)	57,842	137,997	122,325	(34,795)	130,161
Net income (loss) available to common stockholders	38,522	117,055	101,728	(52,289)	109,314

Financial Ratios
EBITDA (3)	$225,388	$297,456	$277,942	$242,605	$308,830
Adjusted EBITDA (4)	250,687	246,548	239,174	241,880	234,858
Net Debt to Adjusted EBITDA (5)	4.7	5.0	5.0	4.8	5.0
GAAP interest expense	48,138	46,114	45,466	46,396	48,169
Fixed charges (6)	70,682	69,910	70,522	72,070	75,069
Interest coverage ratio (7)	5.0	5.0	4.8	4.7	4.4
Fixed charge coverage ratio (8)	3.5	3.5	3.4	3.4	3.1

Profitability Measures
Net income (loss) per common share - basic	$0.28	$0.86	$0.75	$(0.39)	$0.81
Net income (loss) per common share - diluted	0.28	0.86	0.75	(0.39)	0.80
Funds from operations (FFO) / diluted share and unit (9)	1.28	1.26	1.56	1.40	1.22
Core funds from operations (Core FFO) / diluted share and unit (9)	1.32	1.30	1.27	1.26	1.22
Adjusted funds from operations (AFFO) / diluted share and unit (10)	1.02	1.01	1.03	0.93	0.96
Dividends per share and common unit	0.85	0.85	0.85	0.83	0.83
Diluted FFO payout ratio (11)	66.5%	67.2%	54.5%	59.1%	68.2%
Diluted Core FFO payout ratio (12)	64.4%	65.4%	66.9%	65.9%	68.0%
Diluted AFFO payout ratio (10) (13)	83.6%	84.2%	82.3%	89.3%	86.8%

Portfolio Statistics
Buildings (14)	191	190	187	188	187
Properties (14)	132	132	130	131	131
Net rentable square feet, excluding development space (14)	21,907,913	21,753,331	22,115,629	22,146,385	21,964,327
Occupancy at end of quarter (15)	93.0%	93.5%	92.1%	93.2%	93.0%
Occupied square footage	20,365,597	20,347,649	20,373,106	20,640,405	20,431,569
Space under active development (16)	1,385,315	1,151,299	1,223,238	1,304,853	1,253,692
Space held for development (17)	1,325,282	1,271,565	1,315,299	1,174,957	1,247,686
Weighted average remaining lease term (years) (18)	6.2	6.3	6.3	6.3	6.3
Same capital occupancy at end of quarter (15) (19)	93.9%	94.8%	94.7%	95.1%	95.2%

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units (including vested class C units), for shares of our common stock. Excludes shares issuable with respect to stock options that have been granted but have not yet been exercised, and also excludes all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions.

(2)
All periods presented exclude change in fair value of contingent consideration and impairment of investments in real estate in order to provide a more comparable operating expense trend. For total operating expenses, see page 12.

(3)
EBITDA is calculated as earnings before interest, taxes, depreciation & amortization. For a discussion of EBITDA, see page 46. For a reconciliation of net income available to common stockholders to EBITDA, see page 45.

Key Quarterly Financial Data	Financial Supplement
Unaudited and dollars in thousands, except per share data	Third Quarter 2015

(4)
Adjusted EBITDA is EBITDA excluding change in fair value of contingent consideration, severance related accrual, equity acceleration, and legal expenses, gain on sale of property, gain on contribution of properties to unconsolidated joint venture, gain on sale of investment, noncontrolling interests, and preferred stock dividends. For a discussion of Adjusted EBITDA, see page 46. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 45.

(5)	Calculated as total debt at balance sheet carrying value less unrestricted cash and cash equivalents, divided by the product of quarterly Adjusted EBITDA multiplied by four.

(6)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(7)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(8)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(9)	For a definition and discussion of FFO and core FFO, see page 46. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(10)	For a definition and discussion of AFFO, see page 46. For a reconciliation of FFO to AFFO, see page 14.

(11)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(12)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(13)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(14)	Includes properties held-for-sale and held as investments in unconsolidated joint ventures.

(15)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(16)	Space under active development includes current Base Building and Data Centers projects in progress. See page 34.

(17)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(19)
Represents properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

Earnings Release	Financial Supplement
Third Quarter 2015

DIGITAL REALTY REPORTS THIRD QUARTER 2015 RESULTS

San Francisco, CA -- October 29, 2015 -- Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center and colocation solutions, announced today financial results for the third quarter of 2015. All per share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported FFO per share of $1.28 in 3Q15, compared to $1.22 in 3Q14;

•	Reported core FFO per share of $1.32 in 3Q15, compared to $1.22 in 3Q14;

•	Signed leases during 3Q15 expected to generate $33 million in annualized GAAP rental revenue;

•	Revised 2015 core FFO per share outlook to $5.12 - $5.18 from the prior range of $5.05 - $5.15; and

•	Revised 2015 "constant-currency" core FFO per share outlook to $5.27 - $5.33 from the prior range of $5.20 - $5.30.

Financial Results
Revenues were $436 million for the third quarter of 2015, a 4% increase from the previous quarter and a 6% increase over the same quarter last year.
Adjusted EBITDA was $251 million for the third quarter of 2015, a 2% increase from the previous quarter and a 7% increase over the same quarter last year.
Funds from operations (“FFO”) on a diluted basis was $178 million in the third quarter of 2015, or $1.28 per share, compared to $1.26 per share in the second quarter of 2015 and $1.22 per share in the third quarter of 2014.
Excluding certain items that do not represent core expenses or revenue streams, core FFO was $1.32 per share for the third quarter of 2015 compared to $1.30 per share in the second quarter of 2015, and $1.22 per share in the third quarter of 2014.
Net income for the third quarter of 2015 was $58 million, and net income available to common stockholders was $39 million, or $0.28 per diluted share, compared to $0.86 per diluted share in the second quarter of 2015 and $0.80 per diluted share in the third quarter of 2014.

Leasing Activity
“The Digital Realty team kept its collective eye on the ball during a very busy few months and delivered another quarter of solid results, with new leases signed representing $33 million in annualized GAAP rental revenue,” said Chief Executive Officer A. William Stein.
“We continue to capitalize on our core competencies and execute well with our target customer verticals, including social media, cloud service providers, content delivery networks, financial and IT services, which collectively accounted for the lion's share of our leasing activity again in the third quarter.  We recently welcomed Telx to the Digital Realty team, and together we are focused on successfully integrating our operations to ensure that we maximize revenue synergy opportunities while simultaneously maintaining our current momentum.”
The weighted-average lag between leases signed during the third quarter of 2015 and the contractual commencement date was 5.4 months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $21 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the third quarter of 2015 rolled up 4% on a cash basis and up 11% on a GAAP basis.

Earnings Release	Financial Supplement
Third Quarter 2015

New leases signed during the third quarter of 2015 by region and product type are summarized as follows:

North America	($ in thousands) Annualized GAAP Base Rent	Square Feet	GAAP Base Rent per Square Foot	Megawatts	GAAP Base Rent per Kilowatt

Turn-Key Flex	$28,144	153,582	$183	16	$145
Colocation	1,941	8,855	219	1	229
Non-Technical	225	8,348	27	—	—
Total	$30,310	170,785	$177	17	$148

Europe (1)
Turn-Key Flex	$1,438	5,626	$256	1	$222
Powered Base Building	3	—	—	—	—
Colocation	854	2,856	299	—	293
Non-Technical	10	185	52	—	—
Total	$2,305	8,667	$266	1	$244

Asia Pacific (1)
Turn-Key Flex	$—	—	$—	—	$—
Colocation	25	73	341	—	259
Non-Technical	—	—	—	—	—
Total	$25	73	$341	—	$259

Grand Total	$32,640	179,525	$182	18	$153
Note: Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended September 30, 2015.

Investment Activity
Subsequent to the end of the quarter, Digital Realty completed the previously announced acquisition of Telx Holdings, Inc. from private equity firms ABRY Partners and Berkshire Partners in a transaction valued at $1.886 billion. The combination approximately doubles Digital Realty's footprint in the rapidly growing colocation business and provides the company's customers access to a leading interconnection platform.

Balance Sheet
Digital Realty had approximately $4.7 billion of total debt outstanding as of September 30, 2015, comprised of $4.4 billion of unsecured debt and approximately $0.3 billion of secured debt. At the end of the third quarter of 2015, net debt-to-adjusted EBITDA was 4.7x, debt-plus-preferred-to-total-enterprise-value was 40.2% and fixed charge coverage was 3.5x.
Subsequent to quarter-end, Digital Realty completed the financing for the Telx acquisition raising total gross proceeds of approximately $1.9 billion of debt and equity capital.

▪	On October 8, 2015, Digital Realty settled its forward equity sale transaction with each of the forward counterparties, delivering 10.5 million shares and receiving gross proceeds of $714 million.

▪	On October 1, 2015, Digital Delta Holdings, LLC, a wholly owned subsidiary of Digital Realty Trust, Inc., issued $500 million of 3.400% Notes due 2020 and $450 million of 4.750% Notes due 2025.

▪
On August 24, 2015, Digital Realty closed an offering of 10 million shares of 6.350% Series I Cumulative Redeemable Preferred Stock at a price of $25.00 per share, generating gross proceeds of $250 million.

2015 Guidance	Financial Supplement
Third Quarter 2015

2015 Outlook
Digital Realty revised its 2015 core FFO per share outlook to $5.12 - $5.18 from the prior range of $5.05 - $5.15. The revised core FFO per share outlook includes the expected financial impact from the Telx acquisition, but the underlying assumptions summarized in the following table reflect standalone results for Digital Realty only.

	As of Jan. 5, 2015	As of Feb. 12, 2015	As of May 5, 2015	As of July 30, 2015	As of Oct. 29, 2015
Internal Growth
Rental rates on renewal leases
Cash basis	Slightly positive	Slightly positive	Slightly negative	Slightly positive	Slightly positive
GAAP basis	Up double digits	Up double digits	Up high single digits	Up high single digits	Up low double digits
Year-end portfolio occupancy	93.0% - 94.0%	93.0% - 94.0%	93.0% - 94.0%	93.0% - 94.0%	93.0% - 94.0%
"Same-capital" cash NOI growth (1)	2.0% - 4.0%	2.0% - 4.0%	2.0% - 4.0%	2.0% - 4.0%	2.0% - 4.0%
Operating margin	72.5% - 73.5%	72.5% - 73.5%	72.5% - 73.5%	72.5% - 73.5%	74.0% - 75.0%
Incremental revenue from speculative leasing (2)
Full year forecast	$25 - $30 million	$25 - $30 million	$30 - $35 million	$30 - $35 million	$33 - $35 million
Speculative leasing completed to date	($0 million)	($5 million)	($20 million)	($30 million)	($33 million)
Speculative leasing embedded in 2015 guidance	$25 - $30 million	$20 - $25 million	$10 - $15 million	$0 - $5 million	$0 - $2 million
Overhead load (3)	80 - 90 bps on total assets	80 - 90 bps on total assets	80 - 90 bps on total assets	90 - 100 bps on total assets	90 - 100 bps on total assets
Foreign Exchange Rates
U.S. Dollar / Pound Sterling	N/A	N/A	1.45 - 1.55	1.45 - 1.55	1.50 - 1.55
U.S. Dollar / Euro	N/A	N/A	1.05 - 1.10	1.05 - 1.10	1.05 - 1.10

External Growth
Acquisitions
Dollar volume	$0 - $200 million	$0 - $200 million	$0 - $200 million	$0 - $200 million	$0 - $200 million
Cap rate	7.5% - 8.5%	7.5% - 8.5%	7.5% - 8.5%	7.5% - 8.5%	7.5% - 8.5%
Dispositions
Dollar volume	$175 - $400 million	$175 - $400 million	$175 - $400 million	$205 - $400 million	$205 - $400 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Joint ventures
Dollar volume	$0 - $150 million	$0 - $150 million	$0 - $150 million	$0 - $150 million	$0 - $150 million
Cap rate	6.75% - 7.25%	6.75% - 7.25%	6.75% - 7.25%	6.75% - 7.25%	6.75% - 7.25%
Development
Capex	$750 - $850 million	$750 - $850 million	$750 - $850 million	$750 - $850 million	$600 - $700 million
Average stabilized yields	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%
Enhancements and other non-recurring capex (4)	$20 - $25 million	$20 - $25 million	$20 - $25 million	$20 - $25 million	$15 - $20 million
Recurring capex + capitalized leasing costs (5)	$100 - $110 million	$100 - $110 million	$100 - $110 million	$100 - $110 million	$100 - $110 million

Balance Sheet
Long-term debt issuance
Dollar amount	$300 - $700 million	$300 - $700 million	$300 - $700 million	$0.5 - $1.0 billion	$0.5 - $1.0 billion
Pricing	4.50% - 5.50%	4.50% - 5.50%	4.50% - 5.50%	4.00% - 5.50%	4.00% - 5.50%
Timing	Early-to-mid 2015	Early-to-mid 2015	Early-to-mid 2015	Mid-to-late 2015	Mid-to-late 2015

Funds From Operations / share (NAREIT-Defined)	$4.95 - $5.05	$4.95 - $5.05	$5.28 - $5.38	$5.33 - $5.43	$5.24 - $5.30
Adjustments for non-core items (6)	$0.05	$0.05	($0.25)	($0.28)	($0.12)
Core Funds From Operations / share	$5.00 - $5.10	$5.00 - $5.10	$5.03 - $5.13	$5.05 - $5.15	$5.12 - $5.18
Foreign currency translation adjustments	N/A	N/A	$0.15	$0.15	$0.15
Constant-Currency Core FFO / share	N/A	N/A	$5.18 - $5.28	$5.20 - $5.30	$5.27 - $5.33

(1)
The “same-capital” pool includes properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015. NOI represents rental revenue and tenant reimbursement revenue less rental property operating and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations), and cash NOI is NOI less straight-line rents and above and below market rent amortization.

(2)	Incremental revenue from speculative leasing represents revenue expected to be recognized in the current year from leases that have not yet been signed.

(3)	Overhead load is defined as General & Administrative expense divided by Total Assets.

(4)	Other non-recurring capex represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(5)
Recurring capex represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

(6)
See “Funds From Operations and Core Funds From Operations” table on page 13 for historical reconciliations of net income available to common stockholders to funds from operations (FFO), which is NAREIT-Defined, and core funds from operations (core FFO).

Earnings Release	Financial Supplement
Third Quarter 2015

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, "constant-currency" core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a definition of FFO, a reconciliation from FFO to core FFO, and a definition of core FFO are included as an attachment to this press release. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA, a definition of net-debt-to-Adjusted EBITDA, debt-plus-preferred-to-total-enterprise-value, and a definition of fixed charge coverage ratio are included as an attachment to this press release.

Investor Conference Call
Prior to Digital Realty’s conference call today at 5:30 p.m. EDT / 2:30 p.m. PDT, Digital Realty will post a presentation to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's third quarter 2015 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 8772359 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available one hour after the call until November 30, 2015. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 10073885. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty Trust, Inc. supports the data center and colocation strategies of firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty’s clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.
Additional information about Digital Realty is included in the Company Overview, available on the Investors page of Digital Realty’s website at www.digitalrealty.com. The Company Overview is updated periodically, and may disclose material information and updates. To receive e-mail alerts when the Company Overview is updated, please visit the Investors page of Digital Realty’s website.

Contact Information
John J. Stewart
Senior Vice President
Investor Relations
Digital Realty Trust, Inc.
+1 (415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in thousands, except share and per share data	Third Quarter 2015

	Three Months Ended					Nine Months Ended
	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Sep-15	30-Sep-14
Rental revenues	$338,330	$330,676	$319,166	$319,816	$317,064	$988,172	$936,270
Tenant reimbursements - Utilities	70,148	62,305	59,764	59,830	65,604	192,217	186,850
Tenant reimbursements - Other	25,336	25,267	26,065	28,887	26,605	76,668	74,667
Fee income	1,595	1,549	1,614	1,871	2,748	4,758	5,397
Other	580	498	—	1,812	165	1,078	1,038
Total Operating Revenues	$435,989	$420,295	$406,609	$412,216	$412,186	$1,262,893	$1,204,222

Utilities	$73,887	$64,669	$62,970	$62,560	$69,388	$201,526	$196,907
Rental property operating	36,401	36,035	34,650	33,211	32,017	107,087	95,988
Repairs & maintenance	30,250	28,835	26,943	31,783	29,489	86,027	82,691
Property taxes	19,953	20,900	23,263	23,053	25,765	64,116	68,485
Insurance	2,140	2,154	2,155	2,180	2,145	6,449	6,463
Change in fair value of contingent consideration	(1,594)	352	(43,034)	(3,991)	(1,465)	(44,276)	(4,102)
Depreciation & amortization	136,974	131,524	129,073	133,327	137,474	397,571	405,186
General & administrative	26,431	24,312	19,798	21,480	20,709	70,541	59,018
Severance related accrual, equity acceleration, and legal expenses	(3,676)	1,301	1,396	—	—	(979)	12,690
Transactions	11,042	3,166	93	323	144	14,301	980
Impairment of investments in real estate	—	—	—	113,970	12,500	—	12,500
Other expenses	51	(6)	(16)	486	1,648	29	2,584
Total Operating Expenses	$331,859	$313,242	$257,291	$418,382	$329,814	$902,392	$939,390

Operating Income (Loss)	$104,130	$107,053	$149,318	($6,166)	$82,372	$360,501	$264,832

Equity in earnings of unconsolidated joint ventures	$4,169	$3,383	$4,618	$3,776	$3,455	$12,170	$9,513
Gain (loss) on sale of property	(207)	76,669	17,820	—	—	94,282	15,945
Gain on contribution of properties to unconsolidated JV	—	—	—	—	93,498	—	95,404
Gain on sale of investment	—	—	—	14,551	—	—	—
Interest and other income	(358)	(231)	(2,290)	641	378	(2,879)	2,022
Interest expense	(48,138)	(46,114)	(45,466)	(46,396)	(48,169)	(139,718)	(144,689)
Tax (expense)	(1,754)	(2,615)	(1,675)	(1,201)	(1,178)	(6,044)	(4,037)
Loss from early extinguishment of debt	—	(148)	—	—	(195)	(148)	(780)
Net Income (Loss)	$57,842	$137,997	$122,325	($34,795)	$130,161	$318,164	$238,210

Net (income) loss attributable to noncontrolling interests	(864)	(2,486)	(2,142)	961	(2,392)	(5,492)	(4,190)
Net Income (Loss) Attributable to Digital Realty Trust, Inc.	$56,978	$135,511	$120,183	($33,834)	$127,769	$312,672	$234,020

Preferred stock dividends	(18,456)	(18,456)	(18,455)	(18,455)	(18,455)	(55,367)	(49,010)
Net Income (Loss) Available to Common Stockholders	$38,522	$117,055	$101,728	($52,289)	$109,314	$257,305	$185,010

Weighted-average shares outstanding - basic	135,832,503	135,810,060	135,704,525	135,544,597	135,492,618	135,782,831	132,635,894
Weighted-average shares outstanding - diluted	138,259,936	136,499,004	136,128,800	135,544,597	135,946,533	136,920,477	132,852,966
Weighted-average fully diluted shares and units	139,192,198	139,256,470	138,831,268	138,757,650	138,762,045	139,050,965	138,216,486

Net income (loss) per share - basic	$0.28	$0.86	$0.75	($0.39)	$0.81	$1.89	$1.39
Net income (loss) per share - diluted	$0.28	$0.86	$0.75	($0.39)	$0.80	$1.88	$1.39

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in thousands, except per share data	Third Quarter 2015

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Nine Months Ended
	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Sep-15	30-Sep-14

Net Income (Loss) Available to Common Stockholders	$38,522	$117,055	$101,728	($52,289)	$109,314	$257,305	$185,010
Adjustments:
Noncontrolling interests in operating partnership	747	2,377	2,026	(1,074)	2,272	5,150	3,838
Real estate related depreciation & amortization (1)	135,613	130,198	127,823	132,100	136,289	393,634	401,723
Unconsolidated JV real estate related depreciation & amortization	2,761	3,187	2,603	2,173	1,934	8,551	5,364
(Gain) loss on sale of property	207	(76,669)	(17,820)	—	—	(94,282)	(15,945)
Gain on contribution of properties to unconsolidated JV	—	—	—	—	(93,498)	—	(95,404)
Impairment of investments in real estate	—	—	—	113,970	12,500	—	12,500
Funds From Operations	$177,850	$176,148	$216,360	$194,880	$168,811	$570,358	$497,086

Add: Interest and amortization of debt issuance costs on 2029 Debentures	—	—	—	—	—	—	4,725

Funds From Operations - diluted	$177,850	$176,148	$216,360	$194,880	$168,811	$570,358	$501,811

Weighted-average shares and units outstanding - basic	138,468	138,568	138,407	138,327	138,308	138,481	135,382
Weighted-average shares and units outstanding - diluted (2)	139,192	139,257	138,831	138,757	138,762	139,051	138,217

Funds From Operations per share - basic	$1.28	$1.27	$1.56	$1.41	$1.22	$4.12	$3.67

Funds From Operations per share - diluted (2)	$1.28	$1.26	$1.56	$1.40	$1.22	$4.10	$3.63

Reconciliation of FFO to Core FFO	Three Months Ended					Nine Months Ended
	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Sep-15	30-Sep-14

Funds From Operations - diluted	$177,850	$176,148	$216,360	$194,880	$168,811	$570,358	$501,811
Termination fees and other non-core revenues (3)	(580)	(313)	1,573	(2,584)	(165)	680	(3,085)
Gain on sale of investment	—	—	—	(14,551)	—	—	—
Significant transaction expenses	11,042	3,166	93	323	144	14,301	980
Loss from early extinguishment of debt	—	148	—	—	195	148	780
Change in fair value of contingent consideration (4)	(1,594)	352	(43,034)	(3,991)	(1,465)	(44,276)	(4,102)
Equity in earnings adjustment for non-core items	—	—	—	—	—	—	843
Severance related accrual, equity acceleration, and legal expenses (5)	(3,676)	1,301	1,396	—	—	(979)	12,690
Other non-core expense adjustments (6)	51	(29)	(30)	453	1,588	(8)	2,239
Core Funds From Operations - diluted	$183,093	$180,773	$176,358	$174,530	$169,108	$540,224	$512,156

Weighted-average shares and units outstanding - diluted (2)	139,192	139,257	138,831	138,757	138,762	139,051	138,217

Core Funds From Operations per share - diluted (2)	$1.32	$1.30	$1.27	$1.26	$1.22	$3.89	$3.71

(1)	Real Estate Related Depreciation & Amortization:

	Three Months Ended					Nine Months Ended
	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Sep-15	30-Sep-14
Depreciation & amortization per income statement	$136,974	$131,524	$129,073	$133,327	$137,474	$397,571	$405,186
Non-real estate depreciation	(1,361)	(1,326)	(1,250)	(1,227)	(1,185)	(3,937)	(3,463)
Real Estate Related Depreciation & Amortization	$135,613	$130,198	$127,823	$132,100	$136,289	$393,634	$401,723

(2)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G, series H and series I preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G, series H and series I preferred stock, as applicable, which we consider highly improbable. In addition, the 5.50% exchangeable senior debentures due 2029 were exchangeable for 0 and 2,618 common shares on a weighted average basis for the three and nine months ended September 30, 2014, respectively. See page 10 for calculations of diluted FFO available to common stockholders and unitholders and weighted average common stock and units outstanding.

(3)	Includes lease termination fees and certain other adjustments that are not core to our business.

(4)
Relates to earn-out contingencies in connection with the Sentrum and Singapore (29A international Business Park) acquisitions. The Sentrum earn-out contingency expired in July 2015 and the Singapore earn-out contingency will expire in November 2020 and will be reassessed on a quarterly basis. During the first quarter of 2015, we reduced the fair value of the earnout related to Sentrum by approximately $44.8 million.  The adjustment was the result of an evaluation by management that no additional leases would be executed for vacant space by the contingency expiration date.

(5)	Relates to severance and other charges related to the departure of company executives.

(6)
Includes reversal of accruals and certain other adjustments that are not core to our business. Construction management expenses are included in Other expenses on the income statement but are not added back to core FFO.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in thousands, except per share data	Third Quarter 2015

Reconciliation of FFO to AFFO	Three Months Ended					Nine Months Ended
	30-Sep-15 (1)	30-Jun-15 (1)	31-Mar-15 (1)	31-Dec-14	30-Sep-14	30-Sep-15	30-Sep-14

FFO available to common stockholders and unitholders	$177,850	$176,148	$216,360	$194,880	$168,811	$570,358	$497,086
Adjustments:
Non-real estate depreciation	1,361	1,326	1,250	1,227	1,185	3,936	3,463
Amortization of deferred financing costs	2,076	2,069	2,216	2,207	2,275	6,360	6,762
Amortization of debt discount/premium	557	546	582	521	487	1,685	1,203
Non-cash stock-based compensation expense	3,831	4,518	2,795	2,530	2,849	11,144	9,388
Non-cash stock-based compensation acceleration	(5,626)	—	170	—	—	(5,456)	6,101
Loss from early extinguishment of debt	—	148	—	—	195	148	781
Straight-line rents, net	(13,499)	(14,407)	(13,294)	(18,558)	(17,710)	(41,200)	(57,280)
Above- and below-market rent amortization	(2,174)	(2,359)	(2,324)	(2,273)	(2,370)	(6,856)	(7,710)
Change in fair value of contingent consideration (2)	(1,594)	352	(43,034)	(3,991)	(1,465)	(44,276)	(4,102)
Gain on sale of investment	—	—	—	(14,551)	—	—	—
Non-cash tax expense	680	1,066	557	173	50	2,303	663
Capitalized leasing compensation	(6,268)	(4,215)	(3,028)	(6,594)	(6,641)	(13,511)	(20,426)
Recurring capital expenditures (3)	(14,716)	(23,708)	(18,066)	(21,040)	(11,481)	(56,490)	(31,521)
Capitalized internal leasing commissions	(907)	(888)	(826)	(5,331)	(3,488)	(2,621)	(12,987)
AFFO available to common stockholders and unitholders - basic (4)	$141,571	$140,596	$143,359	$129,200	$132,697	$425,525	$391,421

Weighted-average shares and units outstanding - basic	138,468	138,568	138,407	138,327	138,308	138,481	135,382
Weighted-average shares and units outstanding - diluted (5)	139,192	139,257	138,831	138,757	138,762	139,051	138,217

AFFO available to common stockholders and unitholders - basic	$141,571	$140,596	$143,359	$129,200	$132,697	$425,525	$391,421

Add: Interest and amortization of debt issuance costs on 2029 Debentures	—	—	—	—	—	—	4,725

AFFO available to common stockholders and unitholders - diluted	$141,571	$140,596	$143,359	$129,200	$132,697	$425,525	$396,146

AFFO per share - diluted (4)	$1.02	$1.01	$1.03	$0.93	$0.96	$3.06	$2.87

Dividends per share and common unit	$0.85	$0.85	$0.85	$0.83	$0.83	$2.55	$2.49

Diluted AFFO Payout Ratio	83.6%	84.2%	82.3%	89.1%	86.8%	83.3%	86.9%

	Three Months Ended					Nine Months Ended
Share Count Detail	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14	30-Sep-15	30-Sep-14
Weighted Average Common Stock and Units Outstanding	138,468	138,568	138,407	138,327	138,308	138,481	135,382
Add: Effect of dilutive securities (excludes 5.50% debentures)	724	689	424	430	454	570	217
Add: Effect of dilutive 5.50% exchangeable senior debentures	—	—	—	—	—	—	2,618
Weighted Avg. Common Stock and Units Outstanding - diluted	139,192	139,257	138,831	138,757	138,762	139,051	138,217

(1)
Beginning in the first quarter of 2015, we changed the presentation of certain capital expenditures.  Infrequent expenditures for capitalized replacements and upgrades are now categorized as Recurring capital expenditures (categorized as Enhancements and Other Non-Recurring capital expenditures in 2014).  First-generation leasing costs are now classified as Development capital expenditures (categorized as recurring capital expenditures in 2014).

(2)
Relates to earn-out contingencies in connection with the Sentrum and Singapore (29A International Business Park) acquisitions. The Sentrum earn-out contingency expired in July 2015 and the Singapore earn-out contingency will expire in November 2020 and will be reassessed on a quarterly basis. During the first quarter of 2015, we reduced the fair value of the earnout related to Sentrum by approximately $44.8 million.  The adjustment was the result of an evaluation by management that no additional leases would be executed for vacant space by the contingency expiration date.

(3)	For a definition of recurring capital expenditures, see page 37.

(4)	For a definition and discussion of AFFO, see page 46. For a reconciliation of net income available to common stockholders to FFO, see page 13.

(5)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G, series H and series I preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G, series H and series I preferred stock, as applicable, which we consider highly improbable. In addition, the 5.50% exchangeable senior debentures due 2029 were exchangeable for 0 and 2,618 common shares on a weighted average basis for the three and nine months ended September 30, 2014, respectively. See above for calculations of diluted FFO available to common stockholders and unitholders and weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in thousands, except share and per share data	Third Quarter 2015

	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14
Assets
Investments in real estate:
Real estate	$9,473,253	$9,353,820	$9,146,341	$9,027,600	$9,213,833
Construction in progress	570,598	646,012	735,544	809,406	876,494
Land held for future development	133,343	141,294	135,606	145,607	146,390
Investments in Real Estate	$10,177,194	$10,141,126	$10,017,491	$9,982,613	$10,236,717
Accumulated depreciation & amortization	(2,137,631)	(2,033,289)	(1,962,966)	(1,874,054)	(1,840,379)
Net Investments in Properties	$8,039,563	$8,107,837	$8,054,525	$8,108,559	$8,396,338
Investment in unconsolidated joint ventures	103,703	103,410	103,475	94,729	94,497
Net Investments in Real Estate	$8,143,266	$8,211,247	$8,158,000	$8,203,288	$8,490,835
Cash and cash equivalents	22,998	49,989	30,969	34,814	30,927
Accounts and other receivables (1)	157,994	126,734	112,995	135,931	140,463
Deferred rent	475,796	467,262	455,834	447,643	442,358
Acquired above-market leases, net	30,617	33,936	34,757	38,605	42,477
Acquired in-place lease value and deferred leasing costs, net	405,824	424,229	434,917	456,962	461,243
Deferred financing costs, net	29,173	30,203	28,243	30,821	33,761
Restricted cash	12,500	18,557	18,294	18,062	19,587
Assets associated with real estate held for sale	173,461	171,990	81,667	120,471	—
Other assets	49,384	51,862	52,750	40,188	60,356
Total Assets	$9,501,013	$9,586,009	$9,408,426	$9,526,784	$9,722,007

Liabilities and Equity
Global unsecured revolving credit facility	$688,957	$777,013	$826,906	$525,951	$485,023
Unsecured term loan	938,276	961,098	942,006	976,600	1,002,186
Unsecured senior notes, net of discount	2,816,359	2,856,408	2,672,472	2,791,758	2,835,478
Mortgage loans, net of premiums	304,987	374,307	376,527	378,818	417,042
Accounts payable and other accrued liabilities	513,555	516,232	523,948	605,923	648,314
Accrued dividends and distributions	—	—	—	115,019	—
Acquired below-market leases	88,632	94,312	97,234	104,235	110,708
Security deposits and prepaid rent	107,704	109,005	108,244	108,478	119,696
Liabilities associated with assets held for sale	6,892	7,441	3,228	5,764	—
Total Liabilities	$5,465,362	$5,695,816	$5,550,565	$5,612,546	$5,618,447

Equity
Preferred Stock: $0.01 par value per share, 70,000,000 shares authorized:
Series E Cumulative Redeemable Preferred Stock (2)	$277,172	$277,172	$277,172	$277,172	$277,172
Series F Cumulative Redeemable Preferred Stock (3)	176,191	176,191	176,191	176,191	176,191
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,290	353,290	353,290	353,300
Series I Cumulative Redeemable Preferred Stock (6)	241,683	—	—	—	—
Common Stock: $0.01 par value per share, 215,000,000 shares authorized (7)	1,351	1,351	1,350	1,349	1,348
Additional paid-in capital	3,977,945	3,974,398	3,967,846	3,970,438	3,964,876
Dividends in excess of earnings	(1,185,633)	(1,108,701)	(1,110,298)	(1,096,603)	(931,777)
Accumulated other comprehensive (loss) income, net	(87,988)	(67,324)	(91,562)	(45,046)	(20,470)
Total Stockholders' Equity	$3,995,479	$3,847,845	$3,815,457	$3,878,259	$4,062,108

Noncontrolling Interests
Noncontrolling interest in operating partnership	$33,411	$35,577	$35,596	$29,188	$34,632
Noncontrolling interest in consolidated joint ventures	6,761	6,771	6,808	6,791	6,820
Total Noncontrolling Interests	$40,172	$42,348	$42,404	$35,979	$41,452

Total Equity	$4,035,651	$3,890,193	$3,857,861	$3,914,238	$4,103,560

Total Liabilities and Equity	$9,501,013	$9,586,009	$9,408,426	$9,526,784	$9,722,007

(1)	Net of allowance for doubtful accounts of $7.041 and $6,302 as of September 30, 2015 and December 31, 2014, respectively.

(2)
Series E Cumulative Redeemable Preferred Stock, 7.000%, $287,500 and $287,500 liquidation preference, respectively ($25.00 per share), 11,500,000 and 11,500,000 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively.

(3)
Series F Cumulative Redeemable Preferred Stock, 6.625%, $182,500 and $182,500 liquidation preference, respectively ($25.00 per share), 7,300,000 and 7,300,000 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively.

(6)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $0 liquidation preference, respectively ($25.00 per share), 10,000,000 and 0 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively.

(7)	Common Stock: 135,843,684 and 135,626,255 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
In thousands	Third Quarter 2015

Consolidated Properties Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$204,224
Turn-Key Flex® (4)	510,560
Powered Base Building® (4)	204,224
Colo & Non-tech (4)	102,112
less: Partners' share of consolidated JVs	(518)
Dispositions & expirations	(22,000)
3Q15 carry-over & remaining FY15-16 backlog Cash NOI (stabilized) (5)	44,233
Total Consolidated Cash NOI, Annualized	$1,042,835

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI
Turn-Key Flex®	$22,858
Powered Base Building®	9,626
Total Unconsolidated Cash NOI, Annualized	$32,484

Other Income
Development and Management Fees (net), Annualized	$6,288

Other Assets
Pre-stabilized inventory, at cost (6)	$212,013
Land held for development	133,343
Development CIP (7)	570,598
less: Investment associated with FY15-16 Backlog NOI	(162,000)
Cash and cash equivalents	22,998
Restricted cash	12,500
Accounts and other receivables, net	157,994
Other assets	49,384
less: Partners' share of consolidated JV assets	(101)
Total Other Assets	$996,729

Liabilities
Global unsecured revolving credit facility	$688,957
Unsecured term loan	938,276
Unsecured senior notes	2,816,359
add: Unamortized discounts	17,601
Mortgage loans, excluding premiums	304,512
Accounts payable and other accrued liabilities (8)	513,555
Security deposits and prepaid rents	107,704
Liabilities associated with assets held for sale	6,892
Backlog NOI cost to complete (9)	152,000
Preferred stock, at liquidation value	1,335,000
Digital Realty's share of unconsolidated JV debt	137,202
Total Liabilities	$7,018,058

Diluted Shares and Units Outstanding	139,403

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated JV properties.

(2)	For a definition and discussion of NOI and Cash NOI and a reconciliation of operating income to NOI and Cash NOI, see pages 46-47.

(3)
Annualized Cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)
Reflects annualized 3Q15 Cash NOI of $1,021.1 million. NOI is allocated 20% to Internet Gateway, 50% to Turn-Key Flex®, 20% to Powered Base Building®, and 10% to Colo & Non-tech. Actual Cash NOI allocable to each product or property type may be different.

(5)	Estimated Cash NOI related to signed leasing expected to commence through FY16. Includes Digital Realty's share of signed leasing at unconsolidated JV properties.

(6)	Includes Digital Realty's share of cost at unconsolidated JV properties.

(7)	See page 36 for further details on the breakdown of the CIP balance.

(8)	Includes net deferred tax liability of approximately $135.4 million.

(9)	Includes Digital Realty's share of cost to complete at unconsolidated joint venture properties.

Consolidated Debt Analysis	Financial Supplement
Unaudited, in thousands	Third Quarter 2015

	As of September 30, 2015
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facility
Global unsecured revolving credit facility	November 3, 2018 (1)	$688,957
Total Global Unsecured Revolving Credit Facility		$688,957	15%	1.65%
Unsecured Term Loan
Unhedged variable rate portion of term loan	April 16, 2018 (1)	$469,134
Hedged variable rate portion of term loan	April 16, 2018 (1)	469,142
Total Unsecured Term Loan		$938,276	20%	1.72%	1.94%
Prudential Unsecured Senior Notes
Series C	January 6, 2016	$25,000		9.68%
Series E	January 20, 2017	50,000		5.73%
Total Prudential Unsecured Senior Notes		$75,000	2%
Senior Notes
5.875% notes due 2020	February 1, 2020	$500,000		5.88%
5.250% notes due 2021	March 15, 2021	400,000		5.25%
3.950% notes due 2022	July 1, 2022	500,000		3.95%
3.625% notes due 2022	October 1, 2022	300,000		3.63%
4.750% notes due 2023	October 13, 2023	453,840		4.75%
4.250% notes due 2025	January 17, 2025	605,120		4.25%
Unamortized discounts		(17,601)
Total Senior Notes		$2,741,359	58%
Total Unsecured Senior Notes (4)		$2,816,359	59%
Mortgage Loans
8025 North Interstate 35	March 6, 2016	$5,857		4.09%
600 West Seventh Street	March 15, 2016	46,466		5.80%
34551 Ardenwood Boulevard	November 11, 2016	50,700		5.95%
2334 Lundy Place	November 11, 2016	36,875		5.96%
1100 Space Park Drive	December 11, 2016	50,648		5.89%
2045 & 2055 Lafayette Street	February 6, 2017	61,728		5.93%
150 South First Street	February 6, 2017	48,699		6.30%
731 East Trade Street	July 1, 2020	3,539		8.22%
Unamortized net premiums		475
Total Mortgage Loans		$304,987	6%
Total Indebtedness		$4,748,579	100%
Debt Summary
Total unhedged variable rate debt		$1,158,091	24%
Total fixed rate / hedged variable rate debt		3,590,488	76%
Total Consolidated Debt		$4,748,579	100%		3.80% (2)

Global Unsecured Revolving Credit Facility Detail as of September 30, 2015
	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facility	$1,874,717	$1,180,260	$688,957

(1)	Maturity dates assume that all extensions will be exercised.

(2)	Debt instruments shown at coupon rates.

(3)	Net of letters of credit issued of $5.5 million.

(4)	Does not include our 3.400% Notes due 2020 and 4.750% Notes due 2025 issued on October 1, 2015.

Debt Maturities	Financial Supplement
Unaudited, in thousands	Third Quarter 2015

	As of September 30, 2015
	Interest Rate	2015	2016	2017	2018	2019	Thereafter	Total
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility		—	—	—	$688,957	—	—	$688,957
Total Global Unsecured Revolving Credit Facility	1.65%	—	—	—	$688,957	—	—	$688,957
Unsecured Term Loan (1)
Unhedged variable rate portion of term loan		—	—	—	$469,134	—	—	$469,134
Hedged variable rate portion of term loan		—	—	—	469,142	—	—	469,142
Total Unsecured Term Loan	1.94% (2)	—	—	—	$938,276	—	—	$938,276
Prudential Unsecured Senior Notes
Series C	9.68%	—	$25,000	—	—	—	—	$25,000
Series E	5.73%	—	—	50,000	—	—	—	50,000
Total Prudential Unsecured Senior Notes	7.05%	—	$25,000	$50,000	—	—	—	$75,000
Senior Notes (3)
5.875% notes due 2020	5.88%	—	—	—	—	—	500,000	$500,000
5.250% notes due 2021	5.25%	—	—	—	—	—	400,000	400,000
3.950% notes due 2022	3.95%	—	—	—	—	—	500,000	500,000
3.625% notes due 2022	3.63%	—	—	—	—	—	300,000	300,000
4.750% notes due 2023	4.75%	—	—	—	—	—	453,840	453,840
4.250% notes due 2025	4.25%	—	—	—	—	—	605,120	605,120
Total Senior Notes	4.65%	—	—	—	—	—	$2,758,960	$2,758,960
Mortgage Loans
2045 & 2055 Lafayette Street	5.93%	$290	$1,195	$60,243	—	—	—	$61,728
34551 Ardenwood Boulevard	5.95%	223	50,477	—	—	—	—	50,700
1100 Space Park Drive	5.89%	225	50,423	—	—	—	—	50,648
150 South First Street	6.30%	215	878	47,606	—	—	—	48,699
600 West Seventh Street	5.80%	466	46,000	—	—	—	—	46,466
2334 Lundy Place	5.96%	163	36,712	—	—	—	—	36,875
8025 North Interstate 35	4.09%	68	5,789	—	—	—	—	5,857
731 East Trade Street	8.22%	120	503	546	593	644	1,133	3,539
Total Mortgage Loans	5.96%	$1,770	$191,977	$108,395	$593	$644	$1,133	$304,512

Total unhedged variable rate debt		—	—	—	$1,150,681	—	—	$1,150,681
Total fixed rate / hedged variable rate debt		1,770	216,977	158,395	477,145	644	2,760,093	3,615,024
Total Debt	3.80%	$1,770	$216,977	$158,395	$1,627,826	$644	$2,760,093	$4,765,705
Weighted Average Interest Rate		—%	6.29%	5.98%	1.80%	—%	4.65%	3.80%
Summary
Weighted Average Term to Initial Maturity								4.7 Years
Weighted Average Maturity (assuming exercise of extension options)								5.0 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

(3)	Does not include our 3.400% Notes due 2020 and 4.750% Notes due 2025 issued on October 1, 2015.
Note: Total excludes ($17,126), net premiums/(discounts) which consists of $475 of loan premiums and ($4,329), ($549), ($2,912), ($2,400), ($3,691) and ($3,720) of debt discount on 5.875% unsecured senior notes due 2020, 5.250% unsecured senior notes due 2021, 3.625% unsecured senior notes due 2022, 3.950% unsecured senior notes due 2022, 4.750% unsecured senior notes due 2023, and 4.250% unsecured senior notes due 2025, respectively.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Third Quarter 2015

	As of September 30, 2015
	5.875% Notes due 2020 5.250% Notes due 2021		3.950% Notes due 2022 3.625% Notes due 2022 4.750% Notes due 2023 4.250% Notes due 2025	Global Unsecured Revolving Credit Facility
	Required	Actual	Actual	Required	Actual
Debt Covenant Ratios (1)
Total outstanding debt / total assets (2)	Less than 60%	40%	37%	Less than 60% (3)	33%
Secured debt / total assets (4)	Less than 40%	3%	2%	Less than 40%	3%
Total unencumbered assets / unsecured debt	Greater than 150%	244%	264%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.7x	4.7x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	3.5x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	35%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.9x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to: the Indenture dated January 28, 2010, which governs the 5.875% Notes due 2020; the Indenture and Supplemental Indenture No. 1 dated March 8, 2011, which governs the 5.250% Notes due 2021; the Indenture and Supplemental Indenture No. 1 dated June 23, 2015, which governs the 3.950% Notes due 2022; the Indenture and Supplemental Indenture No. 1 dated September 24, 2012, which governs the 3.625% Notes due 2022; the Indenture dated April 1, 2014, which governs the 4.750% Notes due 2023; the Indenture dated January 18, 2013, which governs the 4.250% Notes due 2025; and the Global Senior Credit Agreement dated as of August 15, 2013, as amended, which are filed as exhibits to our reports filed with the Securities and Exchange Commission. Does not include our 3.400% Notes due 2020 and 4.750% Notes due 2025 issued on October 1, 2015, which each contain substantially the same covenants as our other outstanding notes.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. Under the 5.875% Notes due 2020 and 5.25% Notes due 2021, Total Assets is calculated using Consolidated EBITDA capped at 9.0%. Under the 3.950% Notes due 2022, 3.625% Notes due 2022, 4.750% Notes due 2023, and 4.250% Notes due 2025, Total Assets is calculated using Consolidated EBITDA capped at 8.25%. Under the Global Unsecured Revolving Credit Facility, Total Asset Value is calculated using Adjusted Net Operating Income capped at 8.00% for Data Center Assets and 7.50% for Other Assets.

(3)
The Company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the Facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized Consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in thousands	Third Quarter 2015

Stabilized ("Same-Capital") Portfolio (1)

	Three Months Ended					Nine Months Ended
	30-Sep-15	30-Sep-14	% Change	30-Jun-15	% Change	30-Sep-15	30-Sep-14	% Change
Rental revenues	$195,624	$197,819	(1.1%)	$196,637	(0.5%)	$586,241	$592,295	(1.0%)
Tenant reimbursements - Utilities	39,604	39,190	1.1%	36,893	7.3%	111,706	115,194	(3.0%)
Tenant reimbursements - Other	16,806	17,791	(5.5%)	16,618	1.1%	50,497	51,288	(1.5%)
Total Revenue	$252,034	$254,800	(1.1%)	$250,148	0.8%	$748,444	$758,777	(1.4%)

Utilities	$41,622	$40,960	1.6%	$37,896	9.8%	$115,811	$120,069	(3.5%)
Rental property operating	22,044	18,745	17.6%	21,489	2.6%	63,946	58,490	9.3%
Repairs & maintenance	15,632	16,001	(2.3%)	14,682	6.5%	44,208	45,846	(3.6%)
Property taxes	10,712	15,611	(31.4%)	12,399	(13.6%)	37,789	43,361	(12.9%)
Insurance	1,434	1,453	(1.3%)	1,464	(2.0%)	4,328	4,366	(0.9%)
Total Expenses	$91,444	$92,770	(1.4%)	$87,930	4.0%	$266,082	$272,132	(2.2%)

Net Operating Income (2)	$160,590	$162,030	(0.9%)	$162,218	(1.0%)	$482,362	$486,645	(0.9%)
Less:
Stabilized straight-line rent	$1,317	$5,982	(78.0%)	$2,903	(54.6%)	$8,197	$20,338	(59.7%)
Above and below market rent	3,182	3,385	(6.0%)	3,360	(5.3%)	9,860	10,697	(7.8%)
Cash Net Operating Income (3)	$156,091	$152,663	2.2%	$155,955	0.1%	$464,305	$455,610	1.9%

Stabilized Portfolio occupancy at period end (4)	93.9%	95.2%	(1.3%)	94.8%	(0.9%)	93.9%	95.2%	(1.3%)

(1)
Represents properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see pages 46-47.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to Cash NOI, see pages 46-47.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Note: Unconsolidated joint ventures, assets held for sale, and properties sold are excluded from stabilized portfolio in all periods.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended September 30, 2015	Third Quarter 2015

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - New (1) (2)	3Q15	LTM	3Q15	LTM	3Q15	LTM	3Q15	LTM	3Q15	LTM	3Q15	LTM

Number of leases (3)	12	62	1	3	30	139		7	8	27	51	238
Rentable Square Feet Leased (4)	159,208	644,669			11,784	65,741		104,514	8,533	251,386	179,525	1,066,310
Initial stabilized cash rent per square foot	$172	$150			$238	$228		$135	$26	$14	$170	$121
GAAP base rent per square foot (5)	$186	$158			$239	$231		$134	$27	$17	$182	$127
Leasing cost per square foot	$57	$42			$57	$65		$35	$8	$27	$54	$39
Weighted Average Lease Term (years)	6.2	6.1			3.8	4.1		5.5	6.6	9.3	6.1	6.7

Net Effective Leasing Economics (6)
Base Rent	$187	$161			$243	$235		$141	$28	$18	$183	$130
Rental Concessions	$1	$3			$3	$4		$8	$1	$1	$2	$3
Estimated Opex	$25	$30			$46	$40		$31	$12	$3	$26	$24
Net Rent	$161	$129			$194	$191		$103	$16	$14	$156	$103

Tenant Improvements	$4	$2			$3	$3		—	—	$1	$4	$2
Leasing Commissions	$3	$5			$14	$14		$7	$1	$2	$4	$5
Net Effective Rent	$154	$122			$176	$173		$96	$14	$11	$148	$97

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - Renewals (1)	3Q15	LTM	3Q15	LTM	3Q15	LTM	3Q15	LTM	3Q15	LTM	3Q15	LTM
Number of leases (3)	10	23	4	18	17	68	N/A	N/A	8	45	39	154
Rentable Square Feet Renewed (4)	84,763	274,064	181,927	654,739	15,141	57,987	N/A	N/A	26,022	437,417	307,853	1,424,207
Expiring cash rent per square foot	$149	$135	$23	$31	$201	$197	N/A	N/A	$19	$19	$66	$54
Renewed cash rent per square foot	$153	$132	$24	$33	$205	$213	N/A	N/A	$20	$20	$68	$55
Cash Rental Rate Change	3.2%	(2.4%)	5.4%	7.5%	2.1%	8.3%	N/A	N/A	6.1%	0.6%	3.6%	2.2%

Expiring GAAP base rent per square foot (5)	$143	$130	$21	$28	$190	$189	N/A	N/A	$18	$18	$63	$51
Renewed GAAP base rent per square foot (5)	$154	$135	$25	$35	$207	$216	N/A	N/A	$22	$20	$69	$57
GAAP Base Rental Rate Change	7.7%	4.3%	22.2%	25.1%	9.1%	14.4%	N/A	N/A	21.2%	9.4%	11.1%	11.6%

Leasing cost per square foot	$3	$5	$1	$4	$8	$5	N/A	N/A	—	$10	$2	$6
Weighted Average Lease Term (years)	3.1	3.5	5.1	6.1	1.7	1.9	N/A	N/A	8.7	8.4	4.7	6.1

Retention Ratio (7)	69%	72%	50%	76%	87%	75%	N/A	N/A	50%	74%	55%	75%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot average over lease term.

(7)	Based on square feet.
Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended September 30, 2015	Third Quarter 2015

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - New (1) (2)	3Q15	LTM	3Q15	LTM	3Q15	LTM	3Q15	LTM	3Q15	LTM	3Q15	LTM

Number of leases (3)	18	73	2	5	32	145		12	7	29	59	264
Rentable Square Feet Leased (4)	198,974	763,262	45,122	205,122	11,642	71,620		197,518	7,169	263,752	262,907	1,501,274
Initial stabilized cash rent per square foot	$143	$143	$48	$59	$278	$224		$144	$26	$17	$130	$113
GAAP base rent per square foot (5)	$154	$151	$51	$70	$283	$227		$147	$27	$19	$138	$120
Leasing cost per square foot	$42	$37	—	—	$59	$59		$27	$19	$29	$35	$30
Weighted Average Lease Term (years)	6.1	6.3	3.3	12.4	3.8	4.2		11.2	6.4	9.7	5.5	8.3

Net Effective Leasing Economics (6)
Base Rent	$156	$153	$51	$70	$288	$232		$158	$28	$19	$140	$123
Rental Concessions	$2	$2	—	—	$5	$5		$10	$1	$1	$2	$3
Estimated Opex	$31	$35	—	—	$38	$39		$20	$10	$4	$25	$23
Net Rent	$123	$116	$51	$70	$245	$187		$128	$17	$15	$113	$97

Tenant Improvements	$1	$1	—	—	$5	$3		—	$2	$1	$1	$1
Leasing Commissions	$5	$5	—	—	$14	$12		$5	$1	$2	$5	$4
Net Effective Rent	$116	$110	$51	$70	$226	$172		$123	$13	$12	$107	$92

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - Renewals (1)	3Q15	LTM	3Q15	LTM	3Q15	LTM	3Q15	LTM	3Q15	LTM	3Q15	LTM
Number of leases (3)	8	27	4	16	17	67	N/A	N/A	7	49	36	159
Rentable Square Feet Renewed (4)	70,385	354,183	181,927	561,684	11,451	62,117	N/A	N/A	25,822	444,648	289,585	1,422,632
Expiring cash rent per square foot	$145	$139	$23	$30	$236	$202	N/A	N/A	$18	$20	$61	$62
Renewed cash rent per square foot	$148	$135	$24	$32	$244	$209	N/A	N/A	$19	$20	$63	$62
Cash Rental Rate Change	2.1%	(3.3%)	5.4%	8.3%	3.5%	3.4%	N/A	N/A	6.2%	0.6%	3.2%	0.3%

Expiring GAAP base rent per square foot (5)	$141	$132	$21	$27	$224	$192	N/A	N/A	$18	$18	$58	$58
Renewed GAAP base rent per square foot (5)	$149	$139	$25	$35	$248	$213	N/A	N/A	$21	$20	$64	$64
GAAP Base Rental Rate Change	5.7%	5.9%	22.2%	28.5%	10.4%	10.7%	N/A	N/A	20.7%	9.5%	10.5%	11.1%

Leasing cost per square feet	$2	$7	$1	$4	$11	$5	N/A	N/A	—	$10	$2	$7
Weighted Average Lease Term (years)	3.5	4.4	5.1	6.3	2.0	2.3	N/A	N/A	8.7	8.4	4.9	6.3

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot average over lease term.
Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in thousands, except per square foot	Third Quarter 2015

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	1,507,752	7.4%		—
Month to Month (3)	105,226	0.5%	$7,858	0.6%	$75	$76	$8,014
2015	480,386	2.4%	26,446	2.0%	55	55	26,446
2016	1,019,112	5.0%	81,309	6.2%	80	81	82,439
2017	1,516,388	7.4%	102,776	7.8%	68	70	106,137
2018	1,577,362	7.7%	137,799	10.5%	87	92	145,540
2019	2,475,051	12.2%	199,651	15.2%	81	89	220,641
2020	1,835,602	9.0%	160,799	12.3%	88	99	181,886
2021	1,692,216	8.3%	99,388	7.6%	59	67	113,543
2022	1,521,532	7.5%	84,392	6.4%	55	65	98,956
2023	901,018	4.4%	62,836	4.8%	70	84	76,048
2024	1,190,130	5.8%	95,926	7.3%	81	100	119,315
Thereafter	4,536,736	22.3%	251,222	19.2%	55	75	341,767
Total / Wtd. Avg.	20,358,510	100.0%	$1,310,402	100.0%	$70	$81	$1,520,731

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	1,507,752	7.4%	—	—
2,500 or less	792,226	3.9%	86,279	6.6%
2,501 - 10,000	2,338,303	11.5%	248,878	19.0%
10,001 - 20,000	3,861,408	19.0%	423,722	32.3%
20,001 - 40,000	3,130,735	15.4%	249,559	19.0%
40,001 - 100,000	4,252,967	20.9%	182,151	13.9%
Greater than 100,000	4,475,119	21.9%	119,814	9.2%
Total / Wtd. Avg.	20,358,510	100.0%	$1,310,402	100.0%

(1)
For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2015 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in thousands, except per square foot	Third Quarter 2015

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	343,106	—	—
Month to Month (3)	49,129	$5,666	0.4%	$115	$115	$5,667
2015	72,909	11,181	0.9%	153	153	11,181
2016	301,915	45,694	3.5%	151	154	46,501
2017	453,448	69,619	5.3%	154	159	72,174
2018	663,895	93,008	7.1%	140	148	98,487
2019	801,353	133,040	10.2%	166	185	148,463
2020	909,927	123,613	9.4%	136	154	140,060
2021	454,624	73,346	5.6%	161	186	84,541
2022	370,063	50,713	3.9%	137	161	59,559
2023	365,123	49,658	3.8%	136	170	61,900
2024	424,282	67,248	5.1%	158	198	83,832
Thereafter	1,100,414	126,796	9.7%	115	159	175,138
Total / Wtd. Avg.	6,310,189	$849,581	64.8%	$142	$165	$987,503

Powered Base Building®
Available	347,659	—	—
Month to Month (3)	44,484	$1,337	0.1%	$30	$30	$1,337
2015	378,518	10,048	0.8%	27	27	10,048
2016	516,079	15,453	1.2%	30	30	15,588
2017	516,935	5,572	0.4%	11	11	5,719
2018	723,241	25,524	1.9%	35	37	26,607
2019	1,256,956	47,898	3.7%	38	41	51,426
2020	525,192	19,207	1.5%	37	41	21,547
2021	804,373	18,693	1.4%	23	26	20,987
2022	879,358	25,522	1.9%	29	34	29,747
2023	420,923	9,206	0.7%	22	25	10,521
2024	521,890	22,158	1.7%	42	54	27,996
Thereafter	2,433,533	108,111	8.3%	44	60	146,197
Total / Wtd. Avg.	9,369,141	$308,731	23.6%	$34	$41	$367,721

Colocation
Available	185,718	—	—
Month to Month (3)	1,322	$611	—	$462	$580	$767
2015	22,682	4,782	0.4%	211	211	4,782
2016	77,188	17,050	1.3%	221	223	17,212
2017	81,181	16,121	1.2%	199	206	16,688
2018	67,849	15,158	1.2%	223	237	16,099
2019	97,069	13,578	1.0%	140	156	15,181
2020	64,786	9,810	0.7%	151	172	11,130
2021	10,507	1,346	0.1%	128	137	1,440
2022	27,367	3,901	0.3%	143	174	4,756
2023	14,342	1,655	0.1%	115	127	1,825
2024	16,176	2,129	0.2%	132	163	2,637
Thereafter	29,130	2,806	0.2%	96	124	3,614
Total / Wtd. Avg.	695,317	$88,948	6.8%	$175	$189	$96,132

Non-Technical
Available	631,269	—	—
Month to Month (3)	10,291	$243	—	$24	$24	$243
2015	6,277	435	—%	69	69	435
2016	123,930	3,112	0.2%	25	25	3,138
2017	464,824	11,464	0.9%	25	25	11,556
2018	122,377	4,109	0.3%	34	36	4,346
2019	319,673	5,135	0.4%	16	17	5,571
2020	335,696	8,169	0.6%	24	27	9,148
2021	422,712	6,002	0.5%	14	16	6,574
2022	244,744	4,256	0.3%	17	20	4,894
2023	100,630	2,316	0.2%	23	18	1,802
2024	227,782	4,391	0.3%	19	21	4,851
Thereafter	973,658	13,509	1.0%	14	17	16,818
Total / Wtd. Avg.	3,983,864	$63,142	4.8%	$19	$21	$69,376

(1)
For some properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2015 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Tenants by Annualized Rent	Financial Supplement
Dollars in thousands	Third Quarter 2015

Tenant		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Months
1	IBM (3)	21	820,599	4.0%	$103,657	7.9%	75
2	CenturyLink, Inc. (4)	42	2,313,701	11.4%	87,424	6.7%	72
3	Equinix Operating Company, Inc.	11	1,056,353	5.2%	53,864	4.1%	143
4	TelX Group, Inc. (5)	12	341,362	1.7%	52,109	4.0%	150
5	Facebook, Inc.	4	182,293	0.9%	30,142	2.3%	40
6	Oracle America, Inc.	8	232,671	1.1%	28,238	2.2%	49
7	AT & T	24	618,495	3.0%	27,297	2.1%	72
8	LinkedIn Corporation	3	260,886	1.3%	27,034	2.1%	111
9	JPMorgan Chase & Co.	7	238,104	1.2%	24,441	1.9%	63
10	SunGard Availability Services LP	8	300,119	1.5%	23,345	1.8%	90
11	Deutsche Bank AG	3	113,461	0.6%	21,743	1.7%	34
12	Morgan Stanley	4	156,534	0.8%	20,748	1.6%	84
13	Rackspace US, Inc.	4	171,501	0.8%	20,083	1.5%	156
14	NTT Communications Company	7	225,905	1.1%	19,925	1.5%	73
15	TATA Communications (UK)	9	166,761	0.8%	18,467	1.4%	76
16	Navisite Europe Limited	4	119,995	0.6%	17,519	1.3%	103
17	Verizon Communications, Inc.	37	244,640	1.2%	16,340	1.2%	88
18	eBay Inc.	1	102,045	0.5%	14,913	1.1%	36
19	Amazon	9	301,234	1.5%	13,335	1.0%	56
20	Nomura International PLC	2	63,137	0.3%	12,696	1.0%	52

	Total / Weighted Average		8,029,796	39.4%	$633,321	48.3%	87

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage.

(1)
Occupied square footage is calculated based on leases that commenced on or before September 30, 2015. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2015 multiplied by 12.

(3)	Represents leases with IBM and leases with SoftLayer. IBM acquired SoftLayer in July 2013.

(4)
Represents leases with Savvis Communications Corporation and Qwest Communications International, Inc. (or affiliates thereof), which are our direct tenants. CenturyLink, Inc. acquired Qwest in Q2 2011 and Savvis in Q3 2011, and Qwest and Savvis are now wholly-owned subsidiaries of CenturyLink.

(5)	We completed our acquisition of Telx Holdings, Inc. (the parent company of TelX Group, Inc.) on October 9, 2015.

Portfolio Summary	Financial Supplement
As of September 30, 2015	Third Quarter 2015

	As of
	30-Sep-2015	30-Jun-2015	31-Mar-2015	31-Dec-2014	30-Sep-2014
Number of Properties (1)
Domestic (2)	88	88	89	90	90
International	30	30	27	27	27
Unconsolidated joint ventures (1)	14	14	14	14	14
Total	132	132	130	131	131

Number of Buildings
Domestic	140	139	140	141	140
International	35	35	31	31	31
Unconsolidated joint ventures	16	16	16	16	16
Total	191	190	187	188	187

Number of Metropolitan Areas
Domestic	19	19	20	20	20
International	11	11	11	11	11
Unconsolidated joint ventures	2	2	2	2	2
Total	32	32	33	33	33

Net Rentable Square Feet (3)
Domestic	16,945,581	16,823,303	17,221,342	17,384,109	17,285,433
International	3,095,548	3,063,244	3,005,619	2,902,497	2,844,972
Unconsolidated joint ventures	1,866,784	1,866,784	1,888,668	1,859,779	1,833,922
Total	21,907,913	21,753,331	22,115,629	22,146,385	21,964,327

Active Development Square Feet (4)
Domestic	1,047,416	828,884	1,066,850	1,073,404	1,017,790
International	337,899	322,415	156,388	231,449	235,902
Total	1,385,315	1,151,299	1,223,238	1,304,853	1,253,692

Space Held for Development (5)
Domestic	1,095,565	994,059	1,063,115	920,462	936,302
International	157,743	205,532	252,184	254,495	311,384
Unconsolidated joint ventures	71,974	71,974	—	—	—
Total	1,325,282	1,271,565	1,315,299	1,174,957	1,247,686

Portfolio occupancy (6)	93.0%	93.5%	92.1%	93.2%	93.0%
Digital Realty's share occupancy (7)	92.6%	93.2%	91.7%	92.8%	92.6%
Stabilized "same-capital" pool occupancy (8)	93.9%	94.8%	94.7%	95.1%	95.2%

(1)
Includes 12 properties held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA, 2950 Zanker Road, San Jose, CA, 4700 Old Ironsides Drive, Santa Clara, CA, 444 Toyama Drive, Sunnyvale, CA, 43915 Devin Shafron Drive (Bldg A), Ashburn, VA, 43790 Devin Shafron Drive (Bldg E), Ashburn, VA, 21551 Beaumeade Circle, Ashburn, VA, 7505 Mason King Court, Manassas, VA, 14901 FAA Boulevard, Fort Worth, TX, 900 Dorothy Drive, Richardson, TX, 33 Chun Choi Street, Hong Kong and 636 Pierce Street, Somerset, NJ; and two properties held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA and 2020 Fifth Avenue, Seattle, WA.

(2)
43915 Devin Shafron Drive (Bldg A) is included in the property count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our property count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress. See page 34.

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015 and properties sold or contributed to joint venture. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in thousands	Third Quarter 2015

Property	Annualized Rent (1)	% of Annualized Rent	% of Property Type Total

Corporate Data Center
Turn-Key Flex®	$720,909	55.0%	71.3%
Powered Base Building®	199,992	15.3%	19.8%
Colocation	51,202	3.9%	5.1%
Non-technical	38,555	2.9%	3.8%
Data Center Total	$1,010,658	77.1%	100.0%

Internet Gateway Data Center
Turn-Key Flex®	$128,672	9.8%	44.9%
Powered Base Building®	108,739	8.3%	37.9%
Colocation	37,746	2.9%	13.2%
Non-technical	11,503	0.9%	4.0%
Internet Gateway Data Center Total	$286,660	21.9%	100.0%

Non-Data Center
Non-technical	$13,084	1.0%	100.0%
Non-Data Center Total	$13,084	1.0%	100.0%

Total	$1,310,402	100.0%

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2015, multiplied by 12.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Metropolitan Area (1)	Third Quarter 2015

Metropolitan Area	IT Load MW Capacity (2)	Net Rentable Square Feet (3)	Occupancy % (4)	Leased Square Feet

Northern Virginia	70.4	995,287	97.8%	973,707
Dallas	49.5	769,765	95.3%	733,763
Phoenix	45.3	673,853	85.1%	573,611
Silicon Valley	41.1	476,151	98.0%	466,482
Chicago	32.6	494,680	94.5%	467,231
New York	29.0	555,552	96.1%	534,048
San Francisco	23.6	398,192	79.0%	314,373
Boston	21.1	395,450	94.6%	374,066
Los Angeles	13.3	238,220	91.0%	216,725
Houston	12.6	155,060	86.0%	133,323
Other Metropolitan Areas	21.5	305,810	70.3%	215,072
Total North America	360.1	5,458,020	91.7%	5,002,401

London, United Kingdom	70.2	869,163	97.5%	847,539
Other Metropolitan Areas	12.2	203,034	94.6%	192,081
Total Europe	82.5	1,072,197	97.0%	1,039,620

Singapore	21.1	255,502	94.7%	241,993
Other Metropolitan Areas	14.9	219,787	87.7%	192,668
Total Asia/Pacific	35.9	475,289	91.5%	434,661

Total	478.5	7,005,506	92.5%	6,476,682
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Occupancy Analysis	Financial Supplement
Dollars in thousands	Third Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-15	30-Jun-15	TKF & Colo IT Load (6)

North America

Northern Virginia
43940 Digital Loudoun Plaza (Bldg G)	Data Center	337,009	—	55,702	$34,596	100.0%	100.0%	22.1
44060 Digital Loudoun Plaza (Bldg K)	Data Center	200,113	84,350	—	22,994	94.7%	97.4%	14.4
43881 Devin Shafron Drive (Bldg B)	Data Center	180,000	—	—	18,333	100.0%	99.0%	9.0
43830 Devin Shafron Drive (Bldg F)	Data Center	101,300	—	11,950	12,742	100.0%	100.0%	6.8
43791 Devin Shafron Drive (Bldg D)	Data Center	135,000	—	—	11,582	94.7%	95.8%	6.9
4050 Lafayette Center Drive	Data Center	42,374	—	—	7,272	99.0%	99.0%	3.4
4030 Lafayette Center Drive	Data Center	72,696	—	—	5,568	100.0%	100.0%	2.4
45901 & 45845 Nokes Boulevard	Data Center	167,160	—	—	5,040	100.0%	100.0%	—
44470 Chilum Place	Data Center	95,440	—	—	4,643	100.0%	100.0%	—
4040 Lafayette Center Drive	Data Center	30,339	—	—	3,924	100.0%	100.0%	2.4
21110 Ridgetop Circle	Data Center	135,513	—	—	3,176	100.0%	100.0%	—
21561 & 21571 Beaumeade Circle	Data Center	164,453	—	—	3,109	100.0%	100.0%	—
1506 & 44874 Moran Rd	Data Center	78,295	—	—	2,441	100.0%	100.0%	—
1807 Michael Faraday Court	Data Center	19,237	—	—	1,879	100.0%	100.0%	0.9
251 Exchange Place	Data Center	70,982	—	—	1,792	100.0%	100.0%	—
43831 Devin Shafron Drive (Bldg C)	Data Center	117,071	—	—	1,645	100.0%	100.0%	—
8100 Boone Boulevard (7)	Data Center	17,015	—	—	725	34.1%	34.1%	0.4
44100 Digital Loudoun Plaza (Bldg J)	Data Center	—	216,000	—	—	—	—	—
Total		1,963,997	300,350	67,652	$141,463	98.5%	98.8%	68.7

Dallas
2323 Bryan Street	Internet Gateway	453,539	—	23,568	$17,808	76.7%	76.2%	2.7
1232 Alma Road	Data Center	105,726	—	—	14,421	100.0%	100.0%	6.8
2501 S. State Hwy. 121	Data Center	831,372	—	—	13,183	96.5%	98.5%	—
2440 Marsh Lane	Data Center	135,250	—	—	12,733	80.6%	80.2%	6.8
4849 Alpha Road	Data Center	125,538	—	—	11,962	100.0%	100.0%	4.5
900 Quality Way	Data Center	91,488	21,810	1,624	10,930	100.0%	100.0%	5.8
4025 Midway Road	Data Center	92,386	—	8,204	10,683	98.3%	98.3%	4.4
850 East Collins	Data Center	121,366	—	—	9,478	87.3%	87.3%	6.9
950 East Collins	Data Center	121,286	—	—	9,430	100.0%	100.0%	7.2
400 S. Akard	Internet Gateway	269,563	—	—	8,629	94.9%	94.9%	—
11830 Webb Chapel Road	Data Center	365,647	—	—	8,374	98.0%	98.0%	—
1215 Integrity Drive (8)	Data Center	61,750	56,126	—	4,078	96.8%	96.8%	3.4
907 Security Row (9)	Data Center	15,429	77,217	45,804	1,843	100.0%	—	1.2
904 Quality Way	Data Center	46,750	—	—	979	100.0%	100.0%	—
17201 Waterview Parkway	Data Center	61,750	—	—	704	100.0%	100.0%	—
1210 Integrity Drive (10)	Data Center	—	442,316	—	—	—	—	—
Total		2,898,840	597,469	79,200	$135,236	93.1%	93.5%	49.7

Silicon Valley
2805 Lafayette Street (11)	Data Center	123,980	—	13,440	$15,557	92.7%	73.7%	9.3
1100 Space Park Drive	Internet Gateway	165,297	—	—	14,171	100.0%	100.0%	6.3
3011 Lafayette Street	Data Center	90,780	—	—	11,197	100.0%	100.0%	6.0
1350 Duane & 3080 Raymond	Data Center	185,000	—	—	10,890	100.0%	100.0%	—
1500 Space Park Drive	Data Center	51,615	—	—	10,189	100.0%	100.0%	4.9
3105 and 3205 Alfred Street	Data Center	49,858	—	—	9,858	98.8%	98.8%	4.5
1525 Comstock Street	Data Center	42,385	—	—	9,331	100.0%	100.0%	4.5
2045 & 2055 LaFayette Street	Data Center	300,000	—	—	7,560	100.0%	100.0%	—
150 South First Street	Data Center	179,761	—	—	7,489	97.2%	94.7%	—
1725 Comstock Street	Data Center	39,643	—	—	7,301	100.0%	100.0%	3.4
1201 Comstock Street	Data Center	24,000	—	—	5,023	100.0%	100.0%	2.3
2334 Lundy Place	Data Center	130,752	—	—	4,801	100.0%	100.0%	—
2401 Walsh Street	Data Center	167,932	—	—	4,068	100.0%	100.0%	—
2403 Walsh Street	Data Center	103,940	—	—	2,518	100.0%	100.0%	—
Total		1,654,943	—	13,440	$119,953	99.1%	97.4%	41.2

New York
365 S Randolphville Road	Data Center	291,894	—	59,554	$30,802	99.3%	98.9%	10.8
111 Eighth Avenue (12)	Internet Gateway	116,843	—	—	25,230	99.0%	99.0%	3.2
3 Corporate Place	Data Center	276,931	—	—	20,029	100.0%	100.0%	3.3
60 & 80 Merritt Boulevard	Data Center	210,168	—	17,598	18,850	95.9%	95.9%	6.0
300 Boulevard East	Data Center	346,819	—	22,962	16,311	90.9%	90.9%	2.8
410 Commerce Boulevard (13)	Data Center	27,943	—	—	5,366	100.0%	100.0%	2.3
701 Union Boulevard	Data Center	—	—	—	30	—	—	—
650 Randolph Road	Data Center	—	—	127,790	—	—	—	—
3 Corporate Place Annex	Data Center	—	—	100,515	—	—	—	—
Total		1,270,598	—	328,419	$116,618	96.6%	96.5%	28.4

Occupancy Analysis	Financial Supplement
Dollars in thousands	Third Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-15	30-Jun-15	TKF & Colo IT Load (6)
Chicago
350 E Cermak Road	Internet Gateway	1,133,739	—	—	$78,212	99.1%	99.0%	17.6
9355 Grand Avenue	Data Center	101,903	149,597	—	12,738	98.5%	98.0%	7.2
9333 Grand Avenue	Data Center	109,826	—	7,689	10,095	84.9%	83.7%	6.8
600-780 S. Federal	Internet Gateway	142,283	—	19,264	8,032	87.0%	87.3%	0.9
9377 Grand Avenue	Data Center	—	—	166,709	—	—	—	—
Total		1,487,751	149,597	193,662	$109,078	96.8%	96.7%	32.5

Phoenix
2121 South Price Road	Data Center	508,173	—	—	$57,492	82.3%	82.2%	32.6
120 E. Van Buren	Internet Gateway	287,514	—	—	21,959	84.2%	84.0%	9.6
2055 East Technology Circle	Data Center	76,350	—	—	8,075	89.7%	89.7%	3.2
1900 S. Price Road	Data Center	118,348	—	108,926	—	—	—	—
Total		990,385	—	108,926	$87,526	73.6%	73.5%	45.4

San Francisco
365 Main Street	Internet Gateway	226,981	—	—	$28,691	71.1%	70.7%	8.5
200 Paul Avenue	Internet Gateway	481,571	—	18,522	26,895	81.7%	91.9%	7.5
720 2nd Street	Data Center	121,220	—	—	14,971	84.6%	91.7%	7.6
360 Spear Street	Data Center	154,950	—	—	4,251	48.5%	96.7%	—
Total		984,722	—	18,522	$74,808	74.4%	87.7%	23.6

Boston
128 First Avenue	Data Center	274,750	—	—	$23,998	95.7%	96.0%	11.7
55 Middlesex Turnpike	Data Center	101,067	—	—	12,048	91.5%	90.7%	5.1
200 Quannapowitt Parkway	Data Center	144,569	—	66,526	5,978	85.9%	85.9%	2.1
105 Cabot Street	Data Center	42,243	—	63,488	4,554	75.8%	73.4%	2.3
115 Second Avenue	Data Center	66,730	—	—	4,104	100.0%	100.0%	—
600 Winter Street	Data Center	30,400	—	—	791	100.0%	100.0%	—
Total		659,759	—	130,014	$51,472	92.3%	92.1%	21.2

Los Angeles
600 West Seventh Street	Internet Gateway	489,722	—	—	$24,805	96.9%	97.3%	6.1
2260 East El Segundo Boulevard	Data Center	132,240	—	—	11,860	85.9%	85.9%	7.2
200 North Nash Street	Data Center	113,606	—	—	2,752	100.0%	100.0%	—
3015 Winona Avenue	Data Center	82,911	—	—	1,775	100.0%	100.0%	—
Total		818,479	—	—	$41,191	95.9%	96.1%	13.3

Houston
Digital Houston	Data Center	404,799	—	22,722	$17,805	88.1%	88.1%	12.6
Total		404,799	—	22,722	$17,805	88.1%	88.1%	12.6

Atlanta
375 Riverside Parkway	Data Center	250,191	—	—	$8,853	100.0%	100.0%	2.3
760 Doug Davis Drive	Data Center	334,306	—	—	6,645	99.9%	99.9%	—
101 Aquila Way	Data Center	313,581	—	—	1,486	100.0%	100.0%	—
Total		898,078	—	—	$16,985	100.0%	100.0%	2.3

St. Louis
210 N Tucker Boulevard	Data Center	258,269	—	77,778	$7,592	65.1%	65.1%	3.9
900 Walnut Street	Internet Gateway	105,776	—	6,490	5,212	94.6%	96.3%	—
Total		364,045	—	84,268	$12,804	73.6%	74.1%	3.9

Denver
11900 East Cornell Avenue	Data Center	285,840	—	—	$6,488	94.3%	94.3%	—
8534 Concord Center Drive	Data Center	85,660	—	—	4,015	100.0%	100.0%	—
Total		371,500	—	—	$10,503	95.6%	95.6%	—

Toronto, Canada
371 Gough Road	Data Center	56,917	26,456	14,403	$6,517	100.0%	100.0%	4.1
6800 Millcreek Drive	Data Center	83,758	—	—	2,189	100.0%	100.0%	—
Total		140,675	26,456	14,403	$8,705	100.0%	100.0%	4.1

Portland
3825 NW Aloclek Place	Data Center	48,574	—	—	$8,014	100.0%	100.0%	4.5
Total		48,574	—	—	$8,014	100.0%	100.0%	4.5

Austin
7500 Metro Center Drive	Data Center	60,345	—	25,343	$3,947	42.2%	42.2%	4.3
7401 E. Ben White Blvd Building 7 - 9	Data Center	203,235	—	—	1,920	100.0%	100.0%	—
8025 North Interstate 35	Data Center	62,237	—	—	1,058	100.0%	100.0%	—
7620 Metro Center Drive	Data Center	40,836	—	—	661	82.8%	82.8%	0.3
Total		366,653	—	25,343	$7,586	88.6%	88.6%	4.6

Occupancy Analysis	Financial Supplement
Dollars in thousands	Third Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-15	30-Jun-15	TKF & Colo IT Load (6)
Sacramento
11085 Sun Center Drive	Data Center	69,048	—	—	$3,053	100.0%	100.0%	—
3065 Gold Camp Drive	Data Center	40,394	—	23,397	2,889	100.0%	100.0%	1.4
Total		109,442	—	23,397	$5,942	100.0%	100.0%	1.4

Minneapolis/St. Paul
1500 Towerview Road	Data Center	328,765	—	—	$5,202	100.0%	100.0%	—
1125 Energy Park Drive	Data Center	78,164	—	—	419	22.2%	22.2%	—
Total		406,929	—	—	$5,621	85.1%	85.1%	—

Miami
36 NE 2nd Street	Internet Gateway	162,140	—	—	$4,587	84.9%	84.9%	—
2300 NW 89th Place	Data Center	64,174	—	—	736	100.0%	100.0%	—
Total		226,314	—	—	$5,323	89.2%	89.2%	—

Charlotte
125 North Myers	Internet Gateway	25,402	—	—	$1,504	100.0%	100.0%	0.9
731 East Trade Street	Internet Gateway	40,879	—	—	1,433	100.0%	100.0%	—
113 North Myers	Internet Gateway	29,218	—	—	1,016	100.0%	100.0%	—
Total		95,499	—	—	$3,953	100.0%	100.0%	0.9

EUROPE

London, United Kingdom
Unit 21 Goldsworth Park Trading Estate	Data Center	389,575	30,339	60,086	$58,728	100.0%	100.0%	26.9
Watford (14)	Data Center	133,000	—	—	21,018	97.3%	97.3%	11.2
3 St. Anne's Boulevard	Data Center	96,147	—	—	19,063	89.5%	89.5%	7.2
Croydon (15)	Data Center	120,000	—	—	16,076	100.0%	100.0%	7.9
Fountain Court	Data Center	84,075	—	47,696	11,800	80.2%	68.7%	6.7
Principal Park, Crawley	Data Center	66,247	65,902	—	9,437	100.0%	100.0%	6.0
Mundells Roundabout	Data Center	113,464	—	—	8,294	100.0%	100.0%	—
Cressex 1	Data Center	50,847	—	—	7,667	100.0%	100.0%	2.9
2 St. Anne's Boulevard	Data Center	30,612	—	—	5,104	100.0%	100.0%	1.4
1 St. Anne's Boulevard	Data Center	20,219	—	—	294	100.0%	100.0%	—
Total		1,104,186	96,241	107,782	$157,482	97.2%	96.4%	70.2

Paris, France
114 Rue Ambroise Croizat	Internet Gateway	360,920	—	—	$18,475	97.3%	97.3%	4.3
1 Rue Jean-Pierre	Data Center	104,666	—	—	4,133	100.0%	100.0%	—
127 Rue de Paris	Data Center	59,991	—	—	1,771	100.0%	100.0%	—
Liet-dit ie Christ de Saclay	Data Center	21,337	—	—	590	100.0%	100.0%	—
Total		546,914	—	—	$24,969	98.2%	98.2%	4.3

Dublin, Ireland
Unit 9 Blanchardstown Corporate Center	Data Center	120,000	—	—	$9,099	94.1%	94.1%	3.8
Clonshaugh Industrial Estate (Eircom)	Data Center	124,500	—	—	7,732	100.0%	100.0%	—
Profile Park	Data Center	21,594	19,597	2,084	2,706	91.4%	91.2%	1.9
Clonshaugh Industrial Estate IE	Data Center	20,000	—	—	1,408	100.0%	100.0%	—
Total		286,094	19,597	2,084	$20,945	96.9%	96.9%	5.7

Amsterdam, Netherlands
Paul van Vlissingenstraat 16	Data Center	112,472	—	—	$6,609	100.0%	100.0%	2.2
Cateringweg 5	Data Center	55,972	—	—	4,776	100.0%	100.0%	—
Naritaweg 52	Data Center	63,260	—	—	2,374	100.0%	100.0%	—
Liverpoolweg 10	Data Center	29,986	—	—	1,219	100.0%	100.0%	—
Gyroscoopweg 2E-2F	Data Center	55,585	—	—	1,130	100.0%	100.0%	—
De President Business Park	Technology Office	—	—	—	—	—	—	—
Total		317,275	—	—	$16,109	100.0%	100.0%	2.2

Manchester, United Kingdom
Manchester Technopark	Data Center	38,016	—	—	$1,932	100.0%	100.0%	—
Total		38,016	—	—	$1,932	100.0%	100.0%	—

Geneva, Switzerland
Chemin de l Epinglier 2	Data Center	59,190	—	—	$1,556	100.0%	100.0%	—
Total		59,190	—	—	$1,556	100.0%	100.0%	—

Occupancy Analysis	Financial Supplement
Dollars in thousands	Third Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-15	30-Jun-15	TKF & Colo IT Load (6)

ASIA PACIFIC

Singapore
29A International Business Park	Data Center	368,000	—	2,500	$52,649	95.0%	94.9%	21.1
3 Loyang Way	Data Center	—	177,000	—	—	—	—	—
Total		368,000	177,000	2,500	$52,649	95.0%	94.9%	21.1

Melbourne
Deer Park 2 (72 Radnor Drive)	Data Center	65,403	—	28,179	$7,195	94.4%	94.3%	4.3
98 Radnor Drive	Data Center	52,988	—	—	5,792	71.6%	71.6%	2.9
Total		118,391	—	28,179	$12,987	84.2%	84.1%	7.2

Sydney
1-11 Templar Road (16)	Data Center	64,817	18,605	2,795	$10,116	99.4%	99.3%	4.8
23 Waterloo Road	Data Center	51,990	—	—	1,054	100.0%	100.0%	—
Total		116,807	18,605	2,795	$11,170	99.7%	99.6%	4.8

NON-DATACENTER PROPERTIES

34551 Ardenwood Boulevard	Technology Manufacturing	307,657	—	—	$3,756	50.6%	50.6%	—
2010 East Centennial Circle	Technology Manufacturing	113,405	—	—	3,194	100.0%	100.0%	—
47700 Kato Road & 1055 Page Avenue	Technology Manufacturing	199,352	—	—	2,631	100.0%	100.0%	—
1 Solutions Parkway (17)	Technology Office	156,000	—	—	2,546	100.0%	100.0%	—
8201 E. Riverside Drive Building 4 - 6	Technology Manufacturing	133,460	—	—	957	74.9%	93.1%	—
908 Quality Way	Technology Office	14,400	—	—	—	100.0%	100.0%	—
Total		924,274	—	—	$13,084	79.9%	82.5%	—

Consolidated Portfolio Total/Weighted Average		20,041,129	1,385,315	1,253,308	$1,293,467	92.5%	93.2%	473.8

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia
43915 Devin Shafron Drive (Bldg A)	Data Center	132,280	—	—	$17,554	100.0%	100.0%	9.0
43790 Devin Shafron Drive (Bldg E)	Data Center	152,138	—	—	3,425	100.0%	100.0%	—
21551 Beaumeade Circle	Data Center	152,504	—	—	2,215	100.0%	100.0%	—
7505 Mason King Court	Data Center	109,650	—	—	1,958	100.0%	100.0%	—
Total		546,572	—	—	$25,152	100.0%	100.0%	9.0

Hong Kong
33 Chun Choi Street	Data Center	114,326	—	71,974	$14,959	77.2%	77.2%	5.8
Total		114,326	—	71,974	$14,959	77.2%	77.2%	5.8

Silicon Valley
4650 Old Ironsides Drive	Data Center	124,383	—	—	$4,287	100.0%	100.0%	—
2950 Zanker Road	Data Center	69,700	—	—	3,246	100.0%	100.0%	—
4700 Old Ironsides Drive	Data Center	90,139	—	—	2,184	100.0%	100.0%	—
444 Toyama Drive	Data Center	42,083	—	—	2,060	100.0%	100.0%	—
Total		326,305	—	—	$11,777	100.0%	100.0%	—

Dallas
14901 FAA Boulevard	Data Center	263,700	—	—	$5,451	100.0%	100.0%	—
900 Dorothy Drive	Data Center	56,176	—	—	1,710	100.0%	100.0%	—
Total		319,876	—	—	$7,161	100.0%	100.0%	—

New York
636 Pierce Street	Data Center	108,336	—	—	$3,190	100.0%	100.0%	3.4
Total		108,336	—	—	$3,190	100.0%	100.0%	3.4

Managed Unconsolidated Portfolio Total/Weighted Average		1,415,415	—	71,974	$62,238	98.2%	98.2%	18.2

Managed Portfolio Total/Weighted Average		21,456,544	1,385,315	1,325,282	$1,355,705	92.9%	93.5%	492.0

Digital Realty Share Total/Weighted Average (18)		20,358,510	1,385,315	1,289,295	$1,310,402	92.6%	93.2%	478.5

NON-MANAGED UNCONSOLIDATED JOINT VENTURES

Seattle
2001 Sixth Avenue	Data Center	400,369	—	—	$36,267	94.6%	94.4%	—
2020 Fifth Avenue	Data Center	51,000	—	—	6,592	100.0%	100.0%	—
Total		451,369	—	—	$42,859	95.2%	95.0%	—

Non-Managed Portfolio Total/Weighted Average		451,369	—	—	$42,859	95.2%	95.0%	—

Portfolio Total/Weighted Average		21,907,913	1,385,315	1,325,282	$1,398,564	93.0%	93.5%	492.0

Occupancy Analysis	Financial Supplement
Dollars in thousands	Third Quarter 2015

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Space under active development includes current Base Building and Data Center projects in progress. See page 34.

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2015 multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(6)
IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Includes approximately 17,105 rentable square feet from a leasehold interest acquisition.

(8)	Building formerly referred to as 1215 Datacenter Park.

(9)	Building formerly referred to as 1301 International Parkway.

(10)	Building was razed during Q4 2013 and added to the Land Inventory pursuant to our business plan. See page 38.

(11)	Building formerly referred to as 800 Central Expressway.

(12)	Includes approximately 116,843 rentable square feet from a leasehold interest acquisition.

(13)	Includes approximately 27,943 rentable square feet from a leasehold interest acquisition.

(14)	Building formerly referred to as The Chess Building.

(15)	Building formerly referred to as Unit B Prologis Park.

(16)	Building formerly referred to as 1-23 Templar Road.

(17)	Building formerly referred to as 1 Savvis Parkway.

(18)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in thousands	Third Quarter 2015

	Base Building Construction					Data Center Construction										Total Active Development

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	1	99,597	$32,760	$13,602	$46,362	1	50,000	3,600	$13,359	$20,873	$34,232	41.3	2Q16			1	149,597	$46,119	$34,475	$80,594
Dallas	1	413,316	6,134	59,900	66,035	4	184,153	14,975	53,592	99,224	152,815	100.0%	2Q16			4	597,469	59,726	159,124	218,850
N. Virginia	2	168,774	11,695	14,825	26,520	2	131,576	11,000	43,745	68,143	111,888	74.1%	1Q16			2	300,350	55,440	82,968	138,408
Toronto	—	—	—	—	—	1	26,456	2,700	8,732	34,839	43,571	51.0%	3Q16			1	26,456	8,732	34,839	43,571
North America	4	681,687	$50,589	$88,327	$138,917	8	392,185	32,275	$119,428	$223,078	$342,506	80.5%		13.2%	12.3%	8	1,073,872	$170,017	$311,406	$481,423

Dublin	—	—	—	—	—	1	19,597	1,920	$12,415	$5,820	$18,236	—	1Q16			1	19,597	$12,415	$5,820	$18,236
London	—	—	—	—	—	2	96,241	5,500	39,730	33,629	73,358	68.5%	2Q17			2	96,241	39,730	33,629	73,358
Europe	—	—	—	—	—	3	115,838	7,420	$52,145	$39,449	$91,594	56.9%		11.7%	10.5%	3	115,838	$52,145	$39,449	$91,594

Singapore	1	121,335	$41,090	$28,096	$69,185	1	55,665	3,600	$16,574	$29,357	$45,932	—	2Q16			1	177,000	$57,664	$57,453	$115,117
Sydney	—	—	—	—	—	1	18,605	2,160	18,262	1,648	19,910	22.2%	4Q15			1	18,605	18,262	1,648	19,910
Asia Pacific	1	121,335	$41,090	$28,096	$69,185	2	74,270	5,760	$34,836	$31,006	$65,842	5.6%		15.5%	14.8%	2	195,605	$75,926	$59,101	$135,027

Total	5	803,022	$91,679	$116,423	$208,102	13	582,293	45,455	$206,410	$293,533	$499,943	66.3%		13.2%	12.3%	13	1,385,315	$298,088	$409,956	$708,045

(1)	Represents balances incurred through September 30, 2015.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

Note:	Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in thousands	Third Quarter 2015

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	34,872	2,240	$35,548	—
Boston	1	7,655	237	3,624	6.3%
Chicago	2	19,160	1,492	19,258	31.8%
Dallas	1	8,375	363	3,720	—
Houston	1	20,228	1,498	17,619	—
New York	3	11,722	818	12,384	—
Northern Virginia	1	10,662	701	7,356	5.7%
Phoenix	1	29,467	879	12,426	42.7%
Silicon Valley	2	7,138	655	10,628	39.7%
St. Louis	1	45,818	1,635	25,972	0.9%
North America	14	195,097	10,518	$148,535	11.2%	10.4%	9.8%

Dublin	1	1,857	180	$1,612	—
London	2	18,089	1,558	23,482	6.4%
Europe	3	19,946	1,738	$25,094	5.7%	12.5%	11.8%

Melbourne	2	14,088	925	$12,380	77.8%
Singapore	1	12,725	1,000	12,297	—
Asia Pacific	3	26,813	1,925	$24,677	37.4%	14.1%	13.3%

Subtotal Consolidated Portfolio	20	241,856	14,181	$198,306	14.1%	11.2%	10.5%

Hong Kong	1	26,062	1,440	$27,413	16.7%
Subtotal Unconsolidated JV (4)	1	26,062	1,440	$27,413	16.7%	14.1%	13.3%

Grand Total	21	267,918	15,621	$225,719	14.3%	11.5%	10.9%

(1)	In service inventory requiring lease commencement.

(2)
For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

(4)	Square Footage, kW and Investment figures shown represent the gross amount at the Joint Venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Construction Projects in Progress - Total Investments	Financial Supplement
Dollars in thousands, except per square foot	Third Quarter 2015

Construction Projects in Progress - Total Investments	Net Rentable Square Feet (6)	Acreage	Current Investment (7)	Future Investment (8)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Inventory (1)	N/A	166.8	$133,343	—	$133,343
Development CIP
Space Held for Development (1)	1,253,308	N/A	$244,112	—	$244,112	$195
Base Building Construction (2)	803,022	N/A	91,679	$116,423	208,102	259
Data Center Construction (3)	582,293	N/A	206,410	293,533	499,943	859
Equipment Pool & Other Inventory (4)	N/A	N/A	11,875	—	11,875
Campus, Tenant Improvements & Other (5)	N/A	N/A	16,522	22,381	38,903
Total Development CIP	2,638,623		$570,598	$432,337	$1,002,935

Enhancement & Other			$6,414	$3,412	$9,826
Recurring			19,705	71,548	91,253
Total Construction in Progress			$730,060	$507,297	$1,237,357

(1)	Land Inventory and Space Held for Development reflect cumulative cost spent pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Data Center Construction includes 582,293 square feet of Turn-Key Flex®, Custom Solutions and Powered Base Building® space.

(4)	Equipment Pool and Other Inventory represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(5)
Represents improvements in progress as of September 30, 2015 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first generation tenant improvements.

(6)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(7)	Represents balances incurred through September 30, 2015.

(8)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in thousands	Third Quarter 2015

	Three Months Ended					Nine Months Ended
	30-Sep-15 (1)	30-Jun-15 (1)	31-Mar-15(1)	31-Dec-14	30-Sep-14	30-Sep-15	30-Sep-14

Non-Recurring Capital Expenditures(2)
Development	$123,732	$135,347	$125,647	$169,835	$159,410	$384,726	$517,368
Enhancements and Other Non-Recurring	1,866	2,121	6,194	16,899	16,010	10,181	48,144
Total Non-Recurring Capital Expenditures	$125,598	$137,468	$131,842	$186,734	$175,420	$394,908	$565,512

Recurring Capital Expenditures(3)	$14,716	$23,708	$18,066	$21,040	$11,481	$56,490	$31,521
Recurring Capital Expenditures	$14,716	$23,708	$18,066	$21,040	$11,481	$56,490	$31,521

Total Direct	$140,314	$161,176	$149,907	$207,774	$186,901	$451,397	$597,033

Capitalized Interest	$2,395	$3,155	$4,346	$4,767	$5,406	$9,896	$15,606
Capitalized Overhead	15,060	12,442	12,317	12,903	13,348	39,819	37,196
Total Indirect Capital Expenditures	$17,455	$15,597	$16,663	$17,670	$18,754	$49,715	$52,802

Timing / FX adjustments	7,337	9,446	17,247	(17,695)	7,765	34,029	(5,198)

Total Improvements to and Advances for Investment in Real Estate	$165,106	$186,219	$183,817	$207,749	$213,420	$535,142	$644,637

Consolidated Portfolio Net Rentable Square Feet (4)	20,358,510	20,203,927	20,548,860	20,600,484	20,431,355	20,358,510	20,431,355

(1)
Beginning in the first quarter of 2015, we changed the presentation of certain capital expenditures.  Infrequent expenditures for capitalized replacements and upgrades are now categorized as Recurring capital expenditures (categorized as Enhancements and Other Non-Recurring capital expenditures in 2014).  First-generation leasing costs are now classified as Development capital expenditures (categorized as recurring capital expenditures in 2014).

(2)
Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs. In 2014, these expenditures include certain infrequent expenditures for capitalized replacements, upgrades, or other projects which enhance the existing operating portfolio (e.g., electrical, mechanical and building upgrades).

(3)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in thousands	Third Quarter 2015

	Land Inventory (1)			Space Held for Development

Metropolitan Area	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Austin	1	7.2	$1,879	1	25,343	$942
Boston	—	—	—	2	130,014	41,185
Chicago	—	—	—	3	193,662	24,053
Dallas	3	65.7	8,370	4	79,200	7,712
Houston	—	—	—	1	22,722	2,726
New York	1	34.2	43,702	5	328,419	88,008
N. Virginia	1	7.5	4,642	2	67,652	18,864
Phoenix	—	—	—	1	108,926	11,753
Sacramento	—	—	—	1	23,397	6,398
San Francisco	—	—	—	1	18,522	2,352
Silicon Valley	2	9.5	12,234	1	13,440	5,481
St. Louis	—	—	—	2	84,268	11,641
Toronto	—	—	—	1	14,403	941
North America	8	124.1	$70,827	25	1,109,968	$222,056

Amsterdam	1	5.4	$12,336	—	—	—
Dublin	1	7.5	9,678	1	2,084	$64
London	1	13.4	24,075	2	107,782	15,084
Europe	3	26.3	$46,089	3	109,866	$15,148

Melbourne	1	4.1	$1,569	1	28,179	$5,956
Osaka	1	3.7	11,393	—	—	—
Singapore	—	—	—	1	2,500	809
Sydney	1	8.6	3,466	1	2,795	144
Asia Pacific	3	16.4	$16,428	3	33,474	$6,908

Subtotal Consolidated Portfolio	14	166.8	$133,343	31	1,253,308	$244,112

Hong Kong	—	—	—	1	71,974	11,665
Subtotal Unconsolidated JV	—	—	—	1	71,974	$11,665

Grand Total	14	166.8	$133,343	32	1,325,282	$255,777

(1)	Represents properties acquired to support ground-up development.

(2)	Represents balances incurred through September 30, 2015. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Acquisitions/ Dispositions/ Joint Ventures	Financial Supplement
Dollars in thousands	Third Quarter 2015

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total

Joint Ventures:
Property	Metropolitan Area	Date Contributed to Joint Venture	Contribution Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the properties subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the properties that we cannot pass on to tenants.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Occupancy excludes space under active development and space held for development.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in thousands	Third Quarter 2015

	As of September 30, 2015
	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street (Hong Kong)	Prudential	Griffin	Total
Summary Balance Sheet - at the JV's 100% Share
Undepreciated book value of operating real estate	$122,261	$48,536	$146,998	$441,286	$123,763	$882,844
Accumulated depreciation & amortization	(87,870)	(1,774)	(6,798)	(19,323)	(3,252)	(119,017)
Net Book Value of Operating Real Estate	$34,391	$46,762	$140,200	$421,963	$120,511	$763,827
Other assets	10,828	8,590	37,961	61,102	57,173	175,654
Total Assets	$45,219	$55,352	$178,161	$483,065	$177,684	$939,481

Debt	$103,393	$47,000	—	$208,000	$102,025	$460,418
Other liabilities	4,873	1,367	$3,111	85,501	3,435	98,287
Equity / (deficit)	(63,047)	6,985	175,050	189,564	72,224	380,776
Total Liabilities and Equity	$45,219	$55,352	$178,161	$483,065	$177,684	$939,481

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$51,697	$23,500	$0	$41,600	$20,405	$137,202

	Three Months Ended September 30, 2015
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street (Hong Kong)	Prudential	Griffin	Total
Total revenues	$11,107	$2,132	$4,371	$9,881	$4,940	$32,431
Operating expenses	(3,628)	(311)	(1,235)	(1,423)	(2,116)	(8,713)
Net Operating Income (NOI)	$7,479	$1,821	$3,136	$8,458	$2,824	$23,718
Straight-line rent	(81)	(163)	(114)	(570)	(301)	(1,229)
Cash Net Operating Income (NOI)	$7,398	$1,658	$3,022	$7,888	$2,523	$22,489

Interest expense	($1,685)	($391)	—	($1,325)	($841)	($4,242)
Depreciation & amortization	(1,797)	(181)	($1,380)	(3,170)	(2,239)	(8,767)
Other income / (expense)	(66)	(37)	(400)	(132)	(132)	(767)
Total Non-Operating Expenses	($3,548)	($609)	($1,780)	($4,627)	($3,212)	($13,776)

Net Income	$3,931	$1,212	$1,356	$3,831	($388)	$9,942

Digital Realty's ownership percentage	50%	50%	50%	20%	20%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$3,740	$911	$1,568	$1,692	$565	$8,476

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$3,699	$829	$1,511	$1,578	$505	$8,122

Digital Realty's Earnings (loss) from unconsolidated JVs (1)	$1,659	$606	$679	$785	$414	$4,143

Digital Realty's Pro Rata Share of FFO (2)	$2,558	$697	$1,369	$1,419	$862	$6,905

Digital Realty's Fee Income from JV	$0	$0	$134	$852	$398	$1,384

(1)
Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' stand alone financial statements calculated on a different basis. Total excludes immaterial equity investments.

(2)	For a definition of FFO, see page 46.

External Growth Pipeline	Financial Supplement
Central - Chicago	Third Quarter 2015

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
9333 W. Grand Ave., Franklin Park, IL	117,515	6.8	90.4%	Completed
9355 W. Grand Ave., Franklin Park, IL	251,500	14.4	65.3%	Active development - base building and data center
9377 W. Grand Ave., Franklin Park, IL	166,709	12.8	—	Planned for future ground-up development

Asset

•	Digital Chicago Campus – 9333, 9355 and 9377 W. Grand Avenue, Franklin Park IL

Background

•	In May 2012, Digital Realty acquired the three-building, 22-acre campus and created the Digital Chicago Campus.

•
Based on strong demand for our Turn-Key Flex® data center product, as well as limited supply in the area, the first phase of construction began with the redevelopment of the 9333 W. Grand Ave. building in August 2012 to accommodate 117,515 square feet and provide 6.8 MW of IT Load.

•
As market conditions continued to show limited supply of competitive space along with strong leasing activity in phase one, redevelopment of the 9355 W. Grand Ave. building commenced in June 2013 to accommodate 251,500 square feet and 14.4MW of IT Load in eight 1,800 kW data centers.

Opportunity

•	Upon completion, the Digital Chicago Campus will have development potential of 535,724 square feet to support upwards of 34 MW of IT Load.

•	Campus utility service is provided by ComEd with 60 MW delivered by multiple 34.5kV services.

•	The 9333 W. Grand Ave. building includes four Turn-Key Flex® data centers and is 90.4% leased based upon total IT Load.

•
The second phase, 9355 W. Grand Ave., is currently under active redevelopment, with the first four 1,800 kW data centers completed and leased. A fourth 1,800 kW data center is preleased and under construction and scheduled to be delivered 4Q2015. A 2,200 kW lease was signed in 3Q2015 for a portion of a 3,600 kW suite being built on the first floor for delivery in 1Q2016. The remaining space on the first floor can accommodate 3,600 to 7,200 kW of IT Load and will be developed based upon customer demand.

•
The third phase is planned for a future ground-up development where the 9377 W. Grand Ave. building is sited today. The site is currently planned for a 166,709 square foot building to accommodate 12.8 MW of IT Load.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (p.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
Central - Dallas	Third Quarter 2015

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
850 E. Collins Blvd., Richardson, TX	121,366	6.9	92.0%	Completed. 0.6 MW under option expected to increase Leased % to 100%
904 Quality Way, Richardson, TX	46,750	4.5	100.0%	Completed
1232 Alma Rd., Richardson, TX	105,726	6.8	100.0%	Completed
950 E. Collins Blvd., Richardson, TX	121,286	7.2	100.0%	Completed
1215 Integrity Drive, Richardson, TX	117,876	7.0	100.0%	Active Development - data centers
900 Quality Way, Richardson, TX	114,922	7.0	100.0%	Active Development - data centers
907 Security Row, Richardson, TX	139,000	9.6	87.5%	Active development - base building and data centers
1210 Integrity Drive, Richardson, TX	420,000	36.0	8.9%	Active development - base building and data centers
908 Quality Way, Richardson, TX	66,000	4.8	—	Planned for future ground-up development
750 E. Collins Boulevard, Richardson, TX	TBD	TBD	—	Planned for future management office
Asset

•	Digital Dallas Campus is a 70 acre master-planned property located within the renowned “Telecom Corridor” of Richardson, TX, a suburb of Dallas.
Background

•	Originally acquired in 2009 as part of a 60/40 joint venture. Digital Realty subsequently acquired the entire ownership interest in 2011.

•	Development has included a mix of redevelopment and ground-up construction of Powered Base Buildings®, multi-tenant data centers and a Digital Realty owned 122 MW sub-station.

•	In six years, Digital Realty has completed or actively developed 767,000 square feet in seven buildings.

•
The campus has approximately 35.7 MW of IT Load currently in operation, with approximately 8.4 MW of leased data center space that is under construction and 4.8 MW of IT Load in leased data center shell space pending commencement of construction.

•
Construction commenced October 2014 on 907 Security Row to originally accommodate 8.4 MW of IT Load in seven 1.2 MW data centers and has now been upgraded to accommodate 9.6 MW of IT Load. The 139,000 square foot Powered Base Building and the first 1.2 MW data center were delivered in July 2015. Leases are signed or under negotiation for the remaining 8.4 MW of IT Load for delivery in 4Q2015 and 1Q2016.

•	Design and pre-construction activities commenced September 2015 at 1210 Integrity Drive.
Opportunity

•
The campus has a little over 18 acres of land available at sites highlighted above as "Planned for Future Development" for new one and two-story ground-up developments that could support three new buildings and would increase the size of the campus by another 486,000 square feet.

•	New buildings planned for future development have the potential to add another 40.8 MW of IT Load to the Digital Dallas Campus.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (p.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
East - Northern Virgina	Third Quarter 2015

Master Plan

SHELLHORN
Building E
Building F
Building A
150 mW Sub-Station
Building H
Building J
Building K
Building B
Building C
Building D
Building G1
Building G2
DEVIN SHAFRON DRIVE
GREENWAY
LOUDOUN COUNTY PARKWAY
EQUIPMENT YARD

Completed and Stabilized Development Existing Campus: Bldgs. A, B, C, D, E & F

Current Development: Bldgs. G, K & J Loudoun Parkway North

Planned for Future Development: Bldg. H Loudoun Parkway North

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
43940 Digital Loudoun Plaza (Bldg. G)	392,711	25.7	85.8%	Held for development - data center with 3.6 MW under option
44060 Digital Loudoun Plaza (Bldg. K)	284,463	19.8	91.2%	Active development - base building and data centers
43780 Digital Loudoun Plaza (Bldg. H)	244,000	14.4	—	Planned for future ground-up development
44100 Digital Loudoun Plaza (Bldg. J)	216,000	15.2	15.2%	Active development - base building
Asset

•	Existing Campus – Digital Ashburn Campus (Buildings A, B, C, D, E and F), Devin Shafron Drive, Ashburn, VA

•	Campus Expansion – Digital Ashburn Campus (Buildings G, H, J and K), Digital Loudoun Plaza, Ashburn, VA
Background

•	Digital Realty originally acquired three existing shell buildings (Buildings B, C and D) and developed the Digital Ashburn Campus in 2007.

•
Based on strong demand for Turn-Key Flex® data centers, the existing campus was expanded through a land acquisition in 2009 and Digital Realty developed three additional single-story buildings (Buildings A, E and F), bringing the combined existing campus to 829,739 square feet.

•	The campus was expanded in 2011 with the Loudoun Parkway North land acquisition, bringing the total campus to 98 acres.
Opportunity

•
Loudoun Parkway North campus is master-planned for four, two-story buildings (Buildings G, H, J and K), that upon completion, will provide approximately 1,137,174 square feet to support sixty-two Turn-Key Flex® data centers capable of supporting 75.05 MW of IT Load.

•	The site is supported by a dedicated sub-station capable of supplying 150 MW of power.

•
Building G, the first building on the expanded campus, was designed and constructed in two phases. The first phase is complete and the data center space is 100% leased and includes 10 Turn-Key Flex® data centers which provide 11.3 MW of IT Load. The second phase is under construction and will include 12 Turn-Key Flex® data centers which will provide 14.4 MW of IT Load and is currently 75% leased. The combined first and second phases are 85.8% leased. Upon exercise of an existing tenant's options, and commencement of backlog for 3.6 MW of Turn-Key Flex® data centers, Building G is expected to be 98% leased. The remaining 2% of vacant space relates to non-technical space expected to be absorbed by tenants as they occupy their data center spaces.

•
Building K is under construction to deliver 19.8 MW of IT Load in 16 Turn-Key Flex® data centers with 14.4 MW of IT Load delivered and 5.4 MW of IT Load currently under development. Building K has leased 19.12 MW or 96.6% of its total IT Load; including non-technical space the building is 91.2% leased.

•
Building J is designed to accommodate 15.2 MW of IT Load. Construction of the base building and the first two 1,200 kW suites are scheduled for delivery in 1Q2016. The building is currently 15.2% leased based upon space and is 29% pre-leased based upon IT Load.

•	Building H is designed to accommodate 14.4 MW of IT Load and is planned for future development based on demand.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (p.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
East - New York	Third Quarter 2015

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
365 S. Randolphville (Existing)	264,792	9.0	99.2%	Completed
365 S. Randolphville (Addition)	86,656	5.4	33.3%	Held for future development
3 Corporate Place	276,931	3.3	100.0%	Completed
3 Corporate Place Annex	100,515	7.2	—	Held for future development
Asset

•	3 Corporate Place, Piscataway, NJ

•	365 South Randolphville Road, Piscataway, NJ
Background

•	Located in the New York metropolitan area within close proximity to Rutgers University, Digital Piscataway campus is an existing two-building campus recently expanded by 187,171 square feet.

•	Completed Powered Base Building improvements include a 86,656 square foot addition to 365 S. Randolphville Road and a free-standing 100,515 square foot annex at 3 Corporate Place.

•	A private 69KV on-site substation with 2 independent feeds, each capable of supporting the entire site load, creates a robust supply of power.
Opportunity

•
The 86,656 square foot addition to 365 S. Randolphville Road expanded the existing 264,792 square foot building to 351,448 square feet and provides an additional 5.4 MW of IT Load. Digital Realty has leased 1.8 MW of IT Load and plans to develop the remaining 3.6 MW of IT Load to meet current demand as needed.

•	The 100,515 square foot Annex at 3 Corporate Place provides capacity to add an additional 7.2 MW of IT Load and is ready to commence construction of data centers.

•
The campus is a premier, state-of-the-art facility, positioned to serve the expanding requirements of the financial services industry, and can take advantage of significant opportunities in the health care, telecommunications and government sectors in the New York metro area.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (p.29-33) due to differences between lease execution and occupancy dates.

Reconciliation of Earnings Before Interest, Taxes, Depreciation, and Amortization and Financial Ratios	Financial Supplement
Unaudited and in thousands	Third Quarter 2015

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14

Net Income (Loss) Available to Common Stockholders	$38,522	$117,055	$101,728	($52,289)	$109,314
Interest	48,138	46,114	45,466	46,396	48,169
Loss from early extinguishment of debt	—	148	—	—	195
Tax expense	1,754	2,615	1,675	1,201	1,178
Depreciation & amortization	136,974	131,524	129,073	133,327	137,474
Impairment of investments in real estate	—	—	—	113,970	12,500
EBITDA	$225,388	$297,456	$277,942	$242,605	$308,830
Change in fair value of contingent consideration	(1,594)	352	(43,034)	(3,991)	(1,465)
Severance related accrual, equity acceleration, and legal expenses	(3,676)	1,301	1,396	—	—
Transactions	11,042	3,166	93	323	144
(Gain) loss on sale of property	207	(76,669)	(17,820)	—	—
Gain on contribution of properties to unconsolidated joint venture	—	—	—	—	(93,498)
Gain on sale of investment	—	—	—	(14,551)	—
Noncontrolling interests	864	2,486	2,142	(961)	2,392
Preferred stock dividends	18,456	18,456	18,455	18,455	18,455
Adjusted EBITDA	$250,687	$246,548	$239,174	$241,880	$234,858

	Three Months Ended
Financial Ratios	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14	30-Sep-14

Total GAAP interest expense	$48,138	$46,114	$45,466	$46,396	$48,169
Capitalized interest	2,395	3,155	4,346	4,767	5,406
Change in accrued interest and other non-cash amounts	4,432	(11,522)	13,477	(16,152)	14,003
Cash Interest Expense (2)	$54,965	$37,747	$63,289	$35,011	$67,578

Scheduled debt principal payments	$1,693	$2,185	$2,255	$2,452	$3,039
Preferred dividends	18,456	18,456	18,455	18,455	18,455
Total Fixed Charges (3)	$70,682	$69,910	$70,522	$72,070	$75,069

Coverage
Interest coverage ratio (4)	5.0	5.0	4.8	4.7	4.4
Cash interest coverage ratio (5)	4.6	6.5	3.8	6.9	3.5
Fixed charge coverage ratio (6)	3.5	3.5	3.4	3.4	3.1
Cash fixed charge coverage ratio (7)	3.3	4.2	2.8	4.3	2.6

Leverage
Debt to total enterprise value (8) (9)	31.4%	32.5%	32.0%	31.3%	32.8%
Debt plus preferred stock to total enterprise value (9)(10)	40.2%	39.6%	39.2%	38.5%	40.2%
Pre-tax income to interest expense (11)	2.2	4.0	3.7	0.3	3.7
Net Debt to Adjusted EBITDA (12)	4.7	5.0	5.0	4.8	5.0

(1)	For definition and discussion of EBITDA and Adjusted EBITDA, see page 46.

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the redemption of operating partnership units for shares of our common stock.

(9)	Enterprise value defined as market value equity plus debt plus preferred stock plus minority interest less cash and equivalents.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)	Calculated as total debt at balance sheet carrying value (see page 6) less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Third Quarter 2015

Funds from Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations:
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) gain on sale of investment, (iii) significant transaction expenses, (iv) loss from early extinguishment of debt, (v) change in fair value of contingent consideration, (vi) equity in earnings adjustment for non-core items, (vii) severance accrual, equity acceleration, and legal expenses and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Constant Currency Core Funds from Operations:
We calculate constant-currency core funds from operations by adjusting the core funds from operations for foreign currency translations.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation, (v) non-cash stock-based compensation acceleration, (vi) loss from early extinguishment of debt, (vii) straight-line rents, net, (viii) above-and below-market rent amortization, (ix) change in fair value of contingent consideration, (x) gain on sale of investment, (xi) non-cash tax expense/(benefit), (xii) capitalized leasing compensation, (xiii) recurring capital expenditures and (xiv) capitalized internal leasing commissions. Other REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest expense, income taxes, depreciation and amortization, and impairment of investments in real estate, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, change in fair value of contingent consideration, severance related accrual, equity acceleration, and legal expenses, gain on sale of property, gain on contribution of properties to unconsolidated joint ventures, gain on sale of equity investment, noncontrolling interests, and preferred stock dividends. Adjusted EBITDA is EBITDA excluding change in fair value of contingent consideration, severance related accrual, equity acceleration, and legal expenses, transactions, gain on sale of property, gain on contribution of properties to unconsolidated joint ventures, gain on sale of investment, noncontrolling interests, and preferred stock dividends. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue and tenant reimbursement revenue less utilities, rental property operating expenses, repair and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is common

Management Statements on Non-GAAP Measures	Financial Supplement
Third Quarter 2015

ly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may not calculate NOI and cash NOI in the same manner we do and, accordingly, our NOI and cash NOI may not be comparable to such other REITs’ NOI and cash NOI. Accordingly, NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.
Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA multiplied by four.
Debt-plus-preferred-to-total-enterprise-value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended September 30, 2015, GAAP interest expense was $48 million, capitalized interest was $2 million and scheduled debt principal payments and preferred dividends was $21 million.

(Dollars in thousands)	30-Sep-15
Reconciliation of Net Operating Income (NOI)

Operating income	$104,130

Less:
Fee income	($1,595)
Other	(580)

Add:
Change in fair value of contingent consideration	(1,594)
Depreciation and amortization	136,974
General and administrative	26,431
Severance related accrual, equity acceleration, and legal expenses	(3,676)
Transactions	11,042
Other	51

Net Operating Income	$271,183

Cash Net Operating Income (Cash NOI)

Net Operating Income	$271,183
Less:
Straight-line rent, net	($13,729)
Above- and below-market rent amortization	(2,174)

Cash Net Operating Income	$255,280

Reconciliation of Range of 2015 Projected Net Income to Projected FFO (NAREIT-Defined) and Core FFO
	Low	High
Net income available to common stockholders per diluted share	$2.08	$2.14
Add:
Real estate depreciation and amortization and (gain)/loss on sale	$3.16	$3.16
Projected FFO per diluted share (NAREIT-Defined)	$5.24	$5.30
Adjustments for items that do not represent core expenses and revenue streams	($0.12)	($0.12)
Projected core FFO per diluted share	$5.12	$5.18
Foreign currency translation adjustments	$0.15	$0.15
Projected constant - currency core FFO per diluted share	$5.27	$5.33

Statement Regarding Forward- Looking Statements	Financial Supplement
Third Quarter 2015

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, statements related to the acquisition of Telx Holdings, Inc., supply and demand for data center and colocation space, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, including improving return on invested capital and our disposition program, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, the company's FFO, core FFO, constant-currency core FFO, net income outlook and underlying assumptions, including information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue,our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, supply and demand, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2014 and 2015 backlog NOI, NAV components, 2015 guidance and underlying assumptions, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the impact of current global economic, credit and market conditions

•	current local economic conditions in our geographic markets;

•	decreases in information technology spending, including as a result of economic slowdowns or recession;

•	adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges);

•	our dependence upon significant tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	defaults on or non-renewal of leases by tenants;

•	our failure to obtain necessary debt and equity financing;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	our inability to manage our growth effectively;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses, including Telx;

•	the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical infrastructure or services or availability of power;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•	delays or unexpected costs in development of properties;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•	our inability to successfully develop and lease new properties and development space;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our inability to acquire off-market properties;

•	our inability to comply with the rules and regulations applicable to reporting companies;

•	our failure to maintain our status as a REIT;

•	possible adverse changes to tax laws;

•	restrictions on our ability to engage in certain business activities;

•	environmental uncertainties and risks related to natural disasters;

•	losses in excess of our insurance coverage;

•	changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and

•	changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks under the heading “Risks Related to the Proposed Telx Acquisition” in our Current Report on Form 8-K filed on July 14, 2015, in our annual report on Form 10-K for the year ended December 31, 2014 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

Note: Certain figures are rounded to the nearest thousand or to a tenth of a percent throughout the document. Subtotals and totals may not equal the amounts reflected due to such rounding.